                                                                    EXHIBIT 10.1


================================================================================

                           REVOLVING CREDIT AGREEMENT

                                     among

                          FOSTER WHEELER CORPORATION,

                         THE LENDERS SIGNATORY HERETO,

                      MELLON BANK, N.A., as Funding Agent

                                      and

                         NATIONAL WESTMINSTER BANK PLC,
                            as Administrative Agent


                         ------------------------------

                         Dated as of September 20, 1995

                         ------------------------------

Table of Contents


Section                                           Title                                                       Page
-------                                           -----                                                       ----
ARTICLE I               DEFINITIONS; CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . .            1

      1.01              Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1
      1.02              Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           20
      1.03              Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . .           21
      1.04              Designated Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .           22

ARTICLE II              THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           23

      2.01              Revolving Credit Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .           23
      2.02              Fees; Reduction
                          of the Committed Amounts  . . . . . . . . . . . . . . . . . . . . . . . .           24
      2.03              Competitive Bid Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .           24
      2.04              Maximum Aggregate Amount of Loans . . . . . . . . . . . . . . . . . . . . .           33
      2.05              Short Term Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . .           34
      2.06              Making of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           36
      2.07              Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           37
      2.08              Conversion or Renewal of Interest Rate
                          Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           42
      2.09              Prepayments Generally . . . . . . . . . . . . . . . . . . . . . . . . . . .           43
      2.10              Optional Prepayments; Mandatory
                          Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           43
      2.11              Interest Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . .           44
      2.12              Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           44
      2.13              Additional Compensation in Certain
                          Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           48
      2.14              Payments Generally; Interest on
                          Overdue Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           51
      2.15              Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           52
      2.16              Funding by Branch, Subsidiary or
                          Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           54
      2.17              Extension of Revolving Credit
                          Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           55

ARTICLE III             REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . .           56

      3.01              Corporate Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           56
      3.02              Corporate Power and Authorization . . . . . . . . . . . . . . . . . . . . .           57
      3.03              Execution and Binding Effect  . . . . . . . . . . . . . . . . . . . . . . .           57
      3.04              Governmental Approvals and Filings  . . . . . . . . . . . . . . . . . . . .           57
      3.05              Absence of Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . . .           58
      3.06              Audited Financial Statements  . . . . . . . . . . . . . . . . . . . . . . .           58
      3.07              Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . .           58
      3.08              Absence of Material Adverse Changes . . . . . . . . . . . . . . . . . . . .           59
      3.09              Accurate and Complete Disclosure  . . . . . . . . . . . . . . . . . . . . .           59
      3.10              Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           59
      3.11              Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           59

      3.12              Partnerships, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           60
      3.13              Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           60
      3.14              Absence of Events of Default  . . . . . . . . . . . . . . . . . . . . . . .           60
      3.15              Absence of Other Defaults . . . . . . . . . . . . . . . . . . . . . . . . .           60
      3.16              Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           60
      3.17              Title to Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           61
      3.18              Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . .           61
      3.19              Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           61
      3.20              Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           62
      3.21              Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .           63

ARTICLE IV              CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . . . .           64

      4.01              Conditions to Initial Loans . . . . . . . . . . . . . . . . . . . . . . . .           64
      4.02              Conditions to All Loans . . . . . . . . . . . . . . . . . . . . . . . . . .           65

ARTICLE V               AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .           66

      5.01              Basic Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . .           66
      5.02              Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           69
      5.03              Payment of Taxes and Other Potential
                          Charges and Priority Claims . . . . . . . . . . . . . . . . . . . . . . .           70
      5.04              Preservation of Corporate Status  . . . . . . . . . . . . . . . . . . . . .           70
      5.05              Governmental Approvals and Filings  . . . . . . . . . . . . . . . . . . . .           71
      5.06              Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . .           71
      5.07              Avoidance of Other Conflicts  . . . . . . . . . . . . . . . . . . . . . . .           71
      5.08              Financial Accounting Practices  . . . . . . . . . . . . . . . . . . . . . .           71
      5.09              Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           72
      5.10              Continuation of or Change in Business . . . . . . . . . . . . . . . . . . .           72
      5.11              Consolidated Tax Return . . . . . . . . . . . . . . . . . . . . . . . . . .           72
      5.12              Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           72
      5.13              ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           72
      5.14              Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           73

ARTICLE VI              NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           73

      6.01              Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .           73
      6.02              Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           74
      6.03              Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           75
      6.04              Loans, Advances and Certain Investments . . . . . . . . . . . . . . . . . .           76
      6.05              Changes in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . .           76
      6.06              Amendment of Certain Documents  . . . . . . . . . . . . . . . . . . . . . .           76
      6.07              Mergers; Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . .           76
      6.08              ERISA Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           76
      6.09              Principal Foreign Affiliates  . . . . . . . . . . . . . . . . . . . . . . .           77
      6.10              Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           77

ARTICLE VII             DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           78

      7.01              Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           78
      7.02              Consequences of an Event of Default . . . . . . . . . . . . . . . . . . . .           81

 ARTICLE VIII           THE AGENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           82

      8.01              Appointments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           82
      8.02              General Nature of Agents' Duties  . . . . . . . . . . . . . . . . . . . . .           83
      8.03              Exercise of Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           83
      8.04              Certain Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           84
      8.05              Administration by the Agents  . . . . . . . . . . . . . . . . . . . . . . .           85
      8.06              Lender Not Relying on Agents or
                          Other Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           86
      8.07              Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           86
      8.08              Agents in their Individual Capacities . . . . . . . . . . . . . . . . . . .           87
      8.09              Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           87
      8.10              Successor Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           87
      8.11              Calculations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           88
      8.12              Funding by Funding Agent  . . . . . . . . . . . . . . . . . . . . . . . . .           88

ARTICLE IX              MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           88

      9.01              Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           88
      9.02              Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           89
      9.03              Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . .           89
      9.04              No Implied Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . .           90
      9.05              Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           90
      9.06              Expenses; Taxes; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . .           91
      9.07              Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           92
      9.08              Prior Understandings  . . . . . . . . . . . . . . . . . . . . . . . . . . .           92
      9.09              Duration; Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           92
      9.10              Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           93
      9.11              Limitation on Payments  . . . . . . . . . . . . . . . . . . . . . . . . . .           93
      9.12              Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           93
      9.13              Sharing of Collections  . . . . . . . . . . . . . . . . . . . . . . . . . .           94
      9.14              Successors and Assigns; Participations;
                          Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           95
      9.15              Governing Law; Submission to Jurisdiction:
                          Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . .           98
      9.16              Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           99
      9.17              Replacement of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . .           99


Exhibit A               Form of Revolving Credit Note
Exhibit B               Form of Competitive Bid Loan Quote Request
Exhibit C               Form of Competitive Bid Loan Quote
Exhibit D               Form of Competitive Bid Note
Exhibit E               Form of Short Term Advance Note
Exhibit F               Form of Quarterly Compliance Certificate
Exhibit G               Form of Transfer Supplement

Schedule 1.04                  Designated Subsidiaries
Schedule 3.01                  Corporate Status
Schedule 3.02                  Consents and Approvals
Schedule 3.07                  Indebtedness
Schedule 3.11                  Subsidiaries
Schedule 3.12                  Partnerships
Schedule 3.21                  Environmental Matters
Schedule 6.02                  Liens

                           REVOLVING CREDIT AGREEMENT

                 THIS AGREEMENT, dated as of September 20, 1995, by and among FOSTER WHEELER CORPORATION, a New York corporation (the "Borrower"), the lenders parties hereto from time to time (the "Lenders", as defined further below), MELLON BANK, N.A., a national banking association, as Funding Agent for the Lenders hereunder and NATIONAL WESTMINSTER BANK PLC, as Administrative Agent for the Lenders hereunder.

                                   Recitals:

                 A. The Borrower has requested the Lenders to extend credit to the Borrower to enable it to borrow, repay and reborrow hereunder amounts not exceeding $300,000,000 aggregate principal amount at any time outstanding, and the Lenders are willing to extend such credit upon the terms and conditions set forth herein.

                 B. The Borrower and the Lenders desire to establish an uncommitted competitive bid facility.

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                           DEFINITIONS; CONSTRUCTION

                 1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                 "Absolute Rate" shall have the meaning set forth in Section 2.03(d)(ii)(F) hereof.

                 "Absolute Rate Auction" shall mean a solicitation of Competitive Bid Loan Quotes setting forth Absolute Rates pursuant to
         Section 2.03 hereof.

                 "Absolute Rate Loan" or "Absolute Rate Loans" shall mean any or all Competitive Bid Loans the interest rates of which are determined on the basis of Absolute Rates pursuant to an Absolute Rate Auction.

                 "Administrative Agent" shall mean, initially, National Westminster Bank PLC, in its capacity as Administrative Agent for the Lenders hereunder, and any successor Administrative Agent appointed in accordance with Section 8.10 hereof.

                 "Affected Lender" shall have the meaning set forth in Section 2.07(e) hereof.

                 "Affiliate" of a Person (the "Specified Person") shall mean
         (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person, and (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a). For purposes of the preceding sentence, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.


                 "Agents" shall mean, collectively, the Funding Agent and the Administrative Agent and "Agent" shall mean either of the foregoing.

                 "Anniversary Date" shall mean each September 20 during the term of this Agreement.

                 "Applicable Margin" shall have the meaning set forth in
         Section 2.07(b) hereof.

                 "Assessment Rate" shall have the meaning set forth in Section 2.07(a)(ii) hereof.

                 "Base Rate" shall have the meaning set forth in Section 2.07(a)(i) hereof.

                 "Base Rate Auction" shall mean a solicitation of Competitive Bid Loan Quotes setting forth Base Rate Margins based on the Base Rate pursuant to Section 2.03 hereof.

                 "Base Rate Loans" shall mean Competitive Bid Loans the interest rates of which are determined on the basis of the Base Rate pursuant to a Base Rate Auction.

                 "Base Rate Margin" shall have the meaning set forth in Section 2.03(d)(ii)(E) hereof.

                 "Base Rate Option" shall have the meaning set forth in Section 2.07(a)(i) hereof.

                 "Base Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time (i) under the Base Rate Option or (ii) in accordance with Section 2.14 hereof. If no

         Loan or Loans is specified, "Base Rate Portion" shall refer to the Base Rate Portion of all Loans outstanding at such time.

                 "Benefit Plan" shall mean any plan, agreement, arrangement or commitment which is an employment or consulting agreement, executive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit-sharing, savings or retirement plan, employee stock option or stock purchase plan, retiree medical or life, group life, health, or accident insurance or other benefit plan, agreement, arrangement or commitment, including, without limitation, severance, or other bonus practice (including, but not limited to, employee benefit plans, as defined in section 3(3) of ERISA), with respect to which the Borrower, any of its Significant Subsidiaries, or a member of their respective Controlled Group, at any relevant time have some liability or obligation to contribute or pay benefits and which relates to current or former employees of the Borrower, any Significant Subsidiary or any member of their respective Controlled Group.

                 "Business Day" shall mean (a) with respect to selection of the Euro-Rate Option, prepayment of any Euro-Rate Portion of any Revolving Credit Loans, determining the first or last day of any Euro-Rate Funding Period, the giving of notices or quotes in connection with a LIBOR Auction or a payment of principal of or interest on, or the Interest Period for, a LIBOR-based Loan, a day for dealings in deposits in Dollars by and among banks in the London interbank market and on which commercial banks are open for domestic and international business in Pittsburgh, Pennsylvania and New York, New York and (b) with respect to selection of any other interest rate Option, prepayment of any part of any other Portion of any Revolving Credit Loans, determining the first or last day of any other Funding Period, the giving of notices or quotes in connection with an Absolute Rate or a payment of principal of or interest on, or the Interest Period for, an Absolute Rate Loan and in every other context, any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania and New York, New York.

                 "Capitalized Lease" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

                 "CD Rate" shall have the meaning set forth in Section 2.07(a)(ii) hereof.

                 "CD Rate Funding Period" shall have the meaning set forth in
         Section 2.07(c) hereof.

                 "CD Rate Option" shall have the meaning set forth in Section 2.07(a)(ii) hereof.

                 "CD Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the CD Rate Option or at a rate calculated by reference to the CD Rate under Section 2.14 hereof. If no Loan or Loans is specified, "CD Rate Portion" shall refer to the CD Rate Portion of all Loans outstanding at such time.

                 "CD Rate Reserve Percentage" for any day and for any CD Rate Funding Period shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Funding Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including without limitation supplemental, marginal and emergency reserve requirements) for a member bank of such System in respect of nonpersonal time deposits in Dollars in the United States having a maturity comparable to such CD Rate Funding Period.

                 "Change of Control" shall mean (a) any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act) of 20% or more of the Borrower's outstanding Voting Stock, unless a majority of the Continuing Directors approves the acquisition not later than 10 days after such acquisition or (b) a change in the board of directors of the Borrower shall have occurred which results in a majority of directors not being Continuing Directors.

                 "Closing Date" shall mean the date on which the last of the conditions set forth in Section 4.01 hereof has been satisfied.

                 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                 "Commitments" of a Lender shall mean the Revolving Credit Commitment of such Lender.

                 "Commitment Percentage" of a Lender at any time shall mean the Commitment Percentage for such Lender set forth below its name on the signature page hereof, subject to adjustment as provided in Section
         9.17 hereof and subject to transfer to another Lender as provided in
         Section 9.14 hereof.

                 "Competitive Bid Borrowing" shall have the meaning set forth in Section 2.03(b) hereof.

                 "Competitive Bid Expiration Date" shall mean September 20, 1999, or such later date as may be established as the Competitive Bid Expiration Date pursuant to Section 2.17 hereof.

                 "Competitive Bid Loan" or "Competitive Bid Loans" shall mean any or all loans provided for by Section 2.03 hereof.

                 "Competitive Bid Loan Maturity Date" shall have the meaning set forth in Section 2.03(j) hereof.

                 "Competitive Bid Loan Quote" shall mean an offer in accordance with Section 2.03(d) hereof by a Lender to make a Competitive Bid Loan.

                 "Competitive Bid Loan Quote Request" shall have the meaning set forth in Section 2.03(b) hereof.

                 "Competitive Bid Note" shall have the meaning set forth in
         Section 2.03(p) hereof.

                 "Competitive Bid Register" shall have the meaning set forth in
         Section 2.03(l) hereof.

                 "Consolidated Adjusted EBIT" for any period, with respect to the Borrower and its consolidated Subsidiaries, shall mean the sum of
         (a) Consolidated Net Income for such period, (b) Consolidated Adjusted Interest Expense for such period, (c) charges against income for foreign, federal, state and local income taxes for such period, (d) Consolidated Adjusted Rental Expense for such period, all as determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Adjusted Interest Expense" for any period shall mean the total interest expense of the Borrower and its consolidated Subsidiaries (other than Special Purpose Subsidiaries) for such period determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Adjusted Rental Expense" for any period shall mean aggregate rent and lease payments made pursuant to operating leases for such period by the Borrower and its consolidated Subsidiaries (other than Special Purpose Subsidiaries) determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Capitalization" at any time shall mean the sum of Consolidated Net Worth at such time and Consolidated Indebtedness at such time.

                 "Consolidated Fixed Charges" for any period shall mean the sum of Consolidated Adjusted Interest Expense for such period and Consolidated Adjusted Rental Expense for such period.

                 "Consolidated Fixed Charges Coverage Ratio" for any period shall mean the ratio of the Consolidated Adjusted EBIT for such period to the Consolidated Fixed Charges for such period.

                 "Consolidated Indebtedness" at any time shall mean the Indebtedness of the Borrower and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Leverage Ratio" at any time shall mean the ratio of Consolidated Indebtedness to the Consolidated Capitalization at such time.

                 "Consolidated Net Income" for any period shall mean the net earnings (or loss) after taxes of the Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Net Worth" at any time shall mean the total amount of stockholders' equity of the Borrower and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

                 "Continuing Directors" shall mean members of the board of directors of the Borrower who (a) were directors on August 1, 1995 or
         (b) have been directors for at least two years, or (c) were nominated or elected with the affirmative vote of the greater of (x) a majority of the Continuing Directors on the board or (y) three Continuing Directors.

                 "Controlled Group" shall mean with respect to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person, are treated as a single employer under
         Section 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001(a)(2) of ERISA.

                 "Corresponding Source of Funds" shall mean:

                          (a) In the case of any Funding Segment of the CD Rate Portion, the proceeds of hypothetical issuances by a Lender of one or more of its certificates of deposit at the beginning of the CD Rate Funding Period corresponding to such Funding Segment, having maturities approximately equal to such CD Rate Funding Period and in an aggregate amount approximately equal to such Lender's Pro Rata share of such Funding Segment; and

                          (b) In the case of any Funding Segment of the Euro-Rate Portion, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Lender through a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the Euro-Rate Funding Period corresponding to such Funding Segment having maturities approximately equal to such Euro-Rate Funding Period and in an aggregate amount approximately equal to such Lender's Pro Rata share of such Funding Segment.

                 "Cost of Funds" shall mean the arithmetic average of the per annum rates at which Dollar deposits in an amount and for a term approximately equal to or comparable to a Short Term Advance requested by the Borrower are offered to the Short-Term Lenders by prime banks in the New York interbank market.

                 "Debt Instrument" shall have the meaning set forth in Section 7.01(f) hereof.

                 "Designated Subsidiary" shall mean each Subsidiary so designated pursuant to Section 1.04 hereof.

                 "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                 "Dollar Equivalent Amount" shall have the meaning set forth in
         Section 2.03(r) hereof.

                 "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned by such Person.

                 "Environmental Matters" means any matter arising out of, relating to, or resulting from any emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater, or soil, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                 "Environmental Permits" means all permits, licenses, authorizations, registrations and other governmental consents required by applicable Requirements of Law for the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to the operations of the Borrower and any Significant Subsidiary of the Borrower.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                 "ERISA Lien" shall mean a security interest or lien arising under or in connection with a Pension Plan or Title IV of ERISA or a claim asserted (including for failure to withhold) by the government which if successful would result in such a lien; provided, however, that any claim asserted, (a) for which the Borrower has reasonable grounds to contest and (b) which the Borrower is diligently contesting in good faith through appropriate proceedings with the IRS or a court of law, shall not be deemed an ERISA Lien for so long as all of the above conditions are met.

                 "Eurocurrency Liabilities" shall have the meaning set forth in the definition of Euro-Rate Reserve Percentage set forth in Section
         1.01 hereof.

                 "Eurocurrency Loan" shall have the meaning set forth in
         Section 2.03(r) hereof.

                 "Euro-Rate" shall have the meaning set forth in Section 2.07(a)(iii) hereof.

                 "Euro-Rate Funding Period" shall have the meaning set forth in
         Section 2.07(c) hereof.

                 "Euro-Rate Option" shall have the meaning set forth in Section 2.07(a)(iii) hereof.

                 "Euro-Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the Euro-Rate Option or at a rate calculated by reference to the Euro-Rate under Section 2.14 hereof. If no Loan or Loans is specified, "Euro-Rate Portion" shall refer to the Euro-Rate Portion of all Loans outstanding at such time.

                 "Euro-Rate Reserve Percentage" for any day for any Lender shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by such Lender (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement of such Lender (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                 "Event of Default" shall mean any of the Events of Default described in Section 7.01 hereof.

                 "Facility Fee" shall have the meaning set forth in Section 2.02(a) hereof.

                 "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by the Funding Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                 "Financial Provisions" shall have the meaning set forth in
         Section 1.03(d) hereof.

                 "Funding Agent" shall mean, initially, Mellon Bank, N.A., in its capacity as Funding Agent for the Lenders hereunder, and any successor Funding Agent appointed in accordance with Section 8.10 hereof.

                 "Funding Periods" shall have the meaning set forth in Section 2.07(c) hereof.

                 "Funding Segment" of the CD Rate Portion or the Euro-Rate Portion, as the case may be, of the Revolving Credit Loans at any time shall mean the entire principal amount of such Portion to which at the time in question there is applicable a particular Funding Period beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time.)

                 "GAAP" shall have the meaning set forth in Section 1.03 hereof.

                 "Governmental Action" shall have the meaning set forth in
         Section 3.04 hereof.

                 "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                 "Guarantee" shall mean the guarantee by any Person to pay or perform the obligations of any other Person, including any agreement, whether such agreement is on a contingency basis or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another Person to make payment of Indebtedness.

                 "Hazardous Materials" means any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, PCBs, and friable asbestos) as those concepts are used in the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Toxic Substance Control Act (TSCA), the Clean Air Act, the Clean Water Act, and other similar federal or state statutes or regulations.

                 "Indebtedness" of a Person shall mean with respect to any Person, without duplication, all (a) liabilities or obligations incurred in connection with borrowings (including reimbursement obligations in respect of letters of credit or banker's acceptances which have been drawn and including the sale of debt securities) of such Person which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations of such Person; (b) liabilities or obligations of such Person issued, incurred or assumed in respect of the purchase price of property except for trade accounts payable incurred in the ordinary course of business on which interest is not being accrued; (c) liabilities or obligations of others of any of the types specified in the preceding clauses (a) and (b) for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; and (d) liabilities or obligations of others of any of the types specified in the preceding clauses (a) and (b) which are secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it.

                 "Indemnified Parties" shall mean the Agents, the Lenders, their respective affiliates, and the directors, officers, employees, attorneys and agents of each of the foregoing.

                 "Initial Revolving Credit Committed Amount" shall have the meaning set forth in Section 2.01(a) hereof.

                 "Interest Period" shall mean with respect to any Competitive Bid Loan, the period commencing on the date such Competitive Bid Loan is made and ending on a date not less than seven days nor more than 180 days thereafter (with respect to any Absolute Rate Loan) or 30, 60, 90 or 180 days thereafter (with respect to any CD Rate Loan) or one, two, three or six months (with respect to any LIBO-Rate Loan), as the Borrower may specify in the related Competitive Bid Loan Quote Request as provided in Section 2.03(b) hereof, provided that:

                          (a) No Interest Period may end after the Competitive Bid Expiration Date;

                          (b) Each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day or, in the case of an Interest Period for a LIBOR-based Loan, if such next succeeding Business Day falls in the next succeeding calendar month, then such Interest Period shall end on the next preceding Business Day; and

                          (c) Notwithstanding clauses (a) and (b) above, no Interest Period for any Competitive Bid Loan shall have a duration of less than seven days and, if the Interest Period for any Competitive Bid Loan would otherwise be a shorter period, such Competitive Bid Loan shall not be available hereunder.

                 "Investment" by any Person in any other Person shall mean:

                 (a) the amount paid, or the value of property or services contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, option contracts, investment contracts, partnership or other ownership interests or other securities of any other Person;

                 (b) the amount of any advance, loan or extension of credit to any other Person by such Person; and

                 (c) the amount of any Indebtedness of any other Person which such Person has guaranteed and which by its terms or as a consequence of any default thereunder such Indebtedness has or may, at the option of the holder thereof, become due and payable by acceleration or otherwise.

                 "IRS" shall mean the Internal Revenue Service.

                 "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                 "Lender" shall mean any of the Lenders listed on the signature pages hereof, subject to the provisions of Section 9.14 hereof pertaining to Persons becoming or ceasing to be Lenders.

                 "Level I Day" shall mean a day on which there is in effect a Moody's Rating of A3 or better and an S&P Rating of A- or better.

                 "Level II Day" shall mean a day which is not a Level I Day and on which there is in effect a Moody's Rating of Baa1 or better and an S&P Rating of BBB+ or better.

                 "Level III Day" shall mean a day which is not a Level I Day or a Level II Day and on which there is in effect a Moody's Rating of Baa2 or better and an S&P Rating of BBB or better.

                 "Level IV Day" shall mean a day which is not a Level I Day, a Level II Day or a Level III Day and on which there is in effect a Moody's Rating of Baa3 or better and an S&P Rating of BBB- or better.

                 "Level V Day" shall mean a day which is not a Level I Day, a Level II Day, a Level III Day or a Level IV Day.

                 "LIBO-Rate" for any day, as used herein, shall mean with respect to each proposed LIBOR-based Loan a rate of interest (which shall be the same for each day in the applicable Interest Period) equal to the rate of interest determined in good faith by the Funding Agent in accordance with its usual procedures from the Reuters Screen LIBO page (which determination shall be conclusive absent manifest error) to be the average of the rates per annum for deposits in Dollars offered to the leading banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period in amounts comparable to the amount of the LIBOR-based Loan to be funded and having maturities comparable to such Interest Period.

                 "LIBOR Auction" shall mean a solicitation of Competitive Bid Loan Quotes setting forth LIBOR-based Margins based on the LIBO-Rate pursuant to Section 2.03 hereof.

                 "LIBOR-based Loans" shall mean Competitive Bid Loans the interest rates of which are determined on the basis of the LIBO-Rate pursuant to a LIBOR Auction.

                 "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                 "Loan" shall mean any loan or advance by a Lender under this Agreement, whether a Revolving Credit Loan, a Competitive Bid Loan or a Short Term Advance and "Loans" shall mean all Revolving Credit Loans, Competitive Bid Loans and Short Term Advances made by Lenders under this Agreement.

                 "Loan Documents" shall mean this Agreement, the Notes and the Transfer Supplements, and all other agreements and instruments extending, renewing, refinancing or refunding any indebtedness, obligation or liability arising under any of the foregoing, and any certificate or instrument delivered by the Borrower in connection herewith or therewith, in each case as the same may be amended, modified or supplemented from time to time hereafter.

                 "Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

                 "Moody's" shall mean Moody's Investor's Services, Inc., or any successor thereto.

                 "Moody's Rating" shall mean the rating assigned to the Borrower's senior unsecured long term debt by Moody's, or in the event the Borrower has no Moody's-rated senior unsecured long-term debt outstanding, the "hypothetical senior long-term debt rating" most recently assigned to the Borrower by Moody's, which assignment shall have been made not more than fifteen months prior to the time in question and not more than ninety (90) days after a request therefor by the Required Lenders pursuant to Section 5.14 hereof.

                 "Nonextending Lender" shall have the meaning set forth in
         Section 2.17 hereof.

                 "Note" or "Notes" shall mean the Revolving Credit Note(s), the Short Term Advance Note(s) or the Competitive Bid Note(s), as the case may be, of the Borrower executed and delivered under this Agreement, together with all extensions, renewals, refinancings or refundings of any thereof in whole or part.

                 "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.16(a) hereof.

                 "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to any Lender or either Agent from time to time arising under or in connection with or related to or evidenced by or secured by this Agreement or any other Loan Document, and all extensions, renewals or refinancings thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of Loans, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions, renewals and refinancings thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lenders to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

                 "Office," (a) when used in connection with the Funding Agent, shall mean its office located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, or at such other office or offices of the Funding Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Funding Agent to the Borrower and (b) when used in connection with the Administrative Agent, shall mean its office located at 175 Water Street, New York, New York 10038, or at such other office or offices of the Administrative Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Administrative Agent to the Borrower.

                 "Option" shall mean the Base Rate Option, the CD Rate Option or the Euro-Rate Option, as the case may be.

                 "Participants" shall have the meaning set forth in Section 9.14(b) hereof.

                 "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                 "Pension Plan" shall mean a single employer plan as defined in
         Section 4001(a)(15) of ERISA or an individual account plan which is subject to the funding standards of Section 302 of ERISA with respect to which the Borrower, any of its Significant Subsidiaries, or members of their respective Controlled Groups, at any relevant time have some liability or obligation to contribute or pay benefits and which relates to current or former employees of the Borrower, any of its Significant Subsidiaries or any member of their respective Controlled Groups.

                 "Permitted Liens" shall mean (a) pledges or deposits by the Borrower under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Borrower), or leases to which the Borrower is a party, or deposits to secure public or statutory obligations of the Borrower or deposits of cash or U.S. Governmental Bonds to secure surety, appeal, performance or other similar bonds to which the Borrower is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (b) Liens imposed by law such as carriers', warehousemen's, materialmen's and mechanics' or other similar liens, or Liens arising out of judgments or awards against the Borrower with respect to which the Borrower at the time shall currently be prosecuting an appeal or proceedings for review; (c) Liens for taxes not yet subject to penalties for nonpayment and Liens for taxes the payment of which is being contested as permitted by Section 5.03 hereof; and (d) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for rights of way, highways and railroad crossings, sewers, electric lines, telephone and telegraph lines and other similar purposes, or zoning or other restrictions as to the use of real property; all of which Liens described in clause (d) hereof do not in the aggregate materially detract from the value of the properties to which they relate or materially impair their use in the operation of the business of the Borrower.

                 "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

                 "Portion" shall mean the Base Rate Portion, the CD Rate Portion or the Euro-Rate Portion, as the case may be.

                 "Potential Default" shall mean any event or condition which with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

                 "Prime Rate" as used herein, shall mean the arithmetic average of the interest rates per annum announced from time to time by Mellon Bank, N.A. and National Westminster Bank PLC, respectively, as their prime rates.

                 "Principal Foreign Affiliates" shall have the meaning set forth in Section 6.09 hereof.

                 "Project" shall mean any municipal solid waste project or any other project the assets of which are financed on a limited recourse basis.

                 "Pro Rata" shall have the meaning set forth in Section 2.12 hereof.

                 "Purchasing Lender" shall have the meaning set forth in
         Section 9.14(c) hereof.

                 "Register" shall have the meaning set forth in Section 9.14(d) hereof.

                 "Regular Payment Date" shall mean the last Business Day of each March, June, September and December after the date hereof.

                 "Relevant Date" shall have the meaning set forth in Section 1.03(a) hereof.

                 "Replacement Lender" shall have the meaning set forth in
         Section 2.17 hereof.

                 "Reportable Event" means an event described in Section 4043 of ERISA or in the regulations thereunder with respect to which the 30-day notice is not waived or an event described in Section 4043 or in the regulations thereunder with respect to which the 30-day notice has been waived and which involves a liability of $1,000,000 or more or a material plan or a receipt of a notice of withdrawal liabilities pursuant to Section 4202 of ERISA. For purposes of this definition a material plan is a plan in which benefit liabilities exceed assets on a termination basis based on PBGC assumptions by $1,000,000.

                 "Required Lenders" shall mean, at any time prior to the termination or expiration of the Commitments, Lenders which have Commitments constituting, in the aggregate, at least 66 2/3% of the total Commitments of all the Lenders at such time and shall mean, at any time thereafter, Lenders which have outstanding Loans constituting, in the aggregate, at least 66 2/3% of all Loans outstanding at such time.

                 "Requirements of Law" means all applicable federal, state, and local laws, statutes, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Environmental Matters in effect as of the date of this Agreement.

                 "Responsible Officer" of the Borrower shall mean its Chief Executive Officer, its Chief Financial Officer, any Vice President, the Treasurer or one of its Assistant Treasurers.

                 "Revolving Credit Commitment" shall have the meaning set forth in Section 2.01(a) hereof.

                 "Revolving Credit Committed Amount" shall have the meaning set forth in Section 2.01(a) hereof.

                 "Revolving Credit Loans" shall have the meaning set forth in
         Section 2.01(a) hereof.

                 "Revolving Credit Maturity Date" shall mean September 20, 1999, as such date may be extended pursuant to Section 2.17 hereof.

                 "Revolving Credit Note" shall mean the promissory note of the Borrower executed and delivered under Section 2.01(c) hereof, any promissory note issued in substitution therefor pursuant to Sections 2.16(b) or 9.14(c) hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

                 "S&P" shall mean Standard & Poor's Rating Services, or any successor thereto.

                 "S&P Rating" shall mean the rating assigned to the Borrower's senior unsecured long term debt by S&P, or in the event the Borrower has no S&P-rated senior unsecured long-term debt outstanding, the "issuer credit rating" most recently assigned to the Borrower by S&P, which assignment shall have been made not more than fifteen months prior to the time in question and not more than ninety (90) days after a request therefor by the Required Lenders pursuant to Section 5.14 hereof.

                 "Short Term Advance" shall have the meaning set forth in
         Section 2.05 hereof.

                 "Short Term Advance Commitment" shall have the meaning set forth in Section 2.05 hereof.

                 "Short Term Advance Committed Amount" shall have the meaning set forth in Section 2.05 hereof.

                 "Short Term Advance Maturity Date" shall have the meaning set forth in Section 2.05 hereof.

                 "Short Term Advance Participating Interest" shall have the meaning set forth in Section 2.05 hereof.

                 "Short Term Lender" shall mean, individually, Mellon Bank, N.A. and National Westminster Bank PLC and any Lender which is appointed as a successor Agent pursuant to Section 8.10 hereof.

                 "Short Term Outstandings" shall have the meaning set forth in
         Section 2.12 hereof.

                 "Significant Subsidiary" shall mean (a) each Special Purpose Subsidiary, (b) each other Subsidiary of the Borrower which in the most recent fiscal year of the Borrower accounted for more than 10% of the consolidated assets of the Borrower and its Subsidiaries or which accounted for more than 10% of the consolidated income of the Borrower and its Subsidiaries for each of the most recent three fiscal years of the Borrower; provided, however, that with respect to Subsidiaries created or acquired after the date hereof, if thereafter such entity, in a fiscal year, accounts for more than 10% of the consolidated assets of the Borrower and its Subsidiaries or accounts for more than 10% of the consolidated income of the Borrower and its Subsidiaries in such fiscal year, it shall be deemed to be a Significant Subsidiary for such fiscal year and (c) each other Subsidiary of the Company other than any Designated Subsidiary.

                 "Special Purpose Subsidiary" shall mean a Subsidiary of the Borrower formed with the express and sole purpose of, and which is engaged solely in the business of, constructing or owning, leasing or operating a specific Project, and with respect to which Subsidiary, neither the Borrower nor any of its other Subsidiaries is obligated (except as guarantor of completion or performance) to pay any Indebtedness (including lease obligations) incurred to construct, own, lease or operate any such Project or any other Indebtedness of such Subsidiary.

                 "Specified Percentage" shall have the meaning set forth in
         Section 2.12 hereof.

                 "Standard Notice" shall mean an irrevocable notice provided to the Funding Agent on a Business Day which is

                          (a) At least two Business Day in advance in the case of selection of, conversion to or renewal of the CD Rate Option or prepayment of CD Rate Portion;

                          (b) At least three Business Days in advance in the case of selection of, conversion to or renewal of the Euro-Rate Option or prepayment of any Euro-Rate Portion;

                          (c)  On the same Business Day in the case of
                 selection of, conversion to or renewal of the Base Rate Option or prepayment of Base Rate Portion; and

                          (d) On the same Business Day in the case of
                 Short-Term Advances.

         Standard Notice must be provided no later than 10:00 a.m., Pittsburgh time, on the last day permitted for such notice in the case of notices given pursuant to clauses (c) and (d) above, and no later than 1:00 p.m., Pittsburgh time, on the last day permitted for such notice in the case of notices given pursuant to clauses and (a) and (b) above.

                 "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

                 "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person, and any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person.

                 "Taxes" shall have the meaning set forth in Section 2.15 hereof.

                 "Total Revolving Credit Commitment" shall mean at any time, the aggregate Revolving Credit Committed Amounts of all Lenders hereunder at such time.

                 "Transfer Effective Date" shall have the meaning set forth in the applicable Transfer Supplement.

                 "Transfer Supplement" shall have the meaning set forth in
         Section 9.14(c) hereof.

                 "Unutilized Commitment" shall have the meaning set forth in
         Section 2.12 hereof.

                 "Voting Stock" shall mean, with respect to any corporation, the capital stock of such corporation having the power to vote for a majority of the board of directors of such corporation under ordinary circumstances.

                 1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by either Agent or by any Lender include reasonable and good faith estimates by such Agent or by such Lender (in the case of quantitative determinations) and good faith beliefs by such Agent or by such Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the

Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                 1.03. Accounting Principles. (a) As used herein, "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect at the Relevant Date, subject to the provisions of this Section 1.03. As used herein, "Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements, as the case may be.

                 (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                 (c) If any change in GAAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred or in the opinion of the Borrower would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place,

                 (i) The parties agree that such violation shall not be considered to constitute an Event of Default or a Potential Default for a period of 60 days from the date the Borrower notifies the Administrative Agent of the application of this Section 1.03(c);

                 (ii) The parties agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the financial effect of the original financial covenants after taking into account such change in GAAP; and

                 (iii) If the parties are unable to negotiate such an amendment within 60 days, the Borrower shall have the option of prepaying the Loans (subject to Section 2.13(b) hereof). If the Borrower does not exercise such option within said period, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date.

                 (d) If any change in GAAP after the date of this Agreement is required to be applied to transactions or conditions then or thereafter in existence, and the Administrative Agent shall assert that the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Article I hereof or any of the covenants of the Borrower in Article VI hereof (the "Financial Provisions"), so that the intended financial effect of any of the Financial Provisions will not in fact be accomplished,

                 (i) The Administrative Agent shall notify the Borrower of such assertion, specifying the change in GAAP which is objected to, and until otherwise determined as provided below, the specified change in GAAP shall not be made by the Borrower in its financial statements for the purpose of applying the Financial Provisions; and

                 (ii) The parties shall follow the procedures set forth in paragraph (ii) and the first sentence of paragraph (iii) of subsection
         (c) of this Section. If the parties are unable to agree on an amendment as provided in said paragraph (ii) and if the Borrower does not exercise the option set forth in the first sentence of said paragraph (iii) within the specified period, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date, except that the specified change in GAAP which is objected to by the Administrative Agent shall not be made in applying the Financial Provisions.

                 (e) All expenses of compliance with this Section 1.03 shall be paid for by the Borrower upon demand.

                 1.04. Designated Subsidiaries. (a) The Borrower may from time to time designate any Subsidiary (other than a Special Purpose Subsidiary) as a Designated Subsidiary by notice to the Administrative Agent, and such Subsidiary shall continue to be a Designated Subsidiary until the Borrower provides notice to the contrary to the Administrative Agent provided that, (i) the Subsidiaries (other than Special Purpose Subsidiaries) of any Designated Subsidiary shall also constitute Designated Subsidiaries, (ii) at the time of such notice, and at each time thereafter that the Borrower furnishes the financial statements pursuant to Section 5.01(a) hereof, such Subsidiary (when taken together with its Subsidiaries) does not qualify as a Significant Subsidiary under clause (b) of the definition of "Significant Subsidiary" and
(iii) at the time of such notice, and at each time thereafter that the Borrower furnishes the financial statements pursuant to Section 5.01(a) hereof, the Designated Subsidiaries in the aggregate account for no more than 20% of the consolidated assets and no more than 20% of the consolidated income of the Borrower for the most recent fiscal year. The initial list of Designated Subsidiaries is attached hereto as Schedule 1.04.

                                   ARTICLE II
                                  THE CREDITS

                 2.01.  Revolving Credit Loans.

                 (a) Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees (such agreement being herein called such Lender's "Revolving Credit Commitment") to make loans (the "Revolving Credit Loans") to the Borrower from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. A Lender shall have no obligation to make any Revolving Credit Loan to the extent that, upon the making of such Revolving Credit Loan, the aggregate principal amount of such Lender's outstanding Loans (other than Competitive Bid Loans and Short Term Advances notice of the request for which is received by the Funding Agent after the Funding Agent's receipt of the Borrower's request for such Revolving Credit Loan) would exceed such Lender's Revolving Credit Committed Amount. No Revolving Credit Loans shall be made hereunder to the extent that such Revolving Credit Loans would cause the aggregate outstanding principal amount of all Loans outstanding hereunder to exceed the Total Revolving Credit Commitment. Each Lender's "Revolving Credit Committed Amount" at any time shall be equal to the amount set forth as its "Initial Revolving Credit Committed Amount" below its name on the signature pages hereof, as such amount may have been reduced pursuant to Section 2.02(c) hereof at such time, and subject to transfer to another Lender as provided in Section 9.14 hereof.

                 (b) Nature of Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder.

                 (c) Revolving Credit Notes. The obligation of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to it by each Lender and to pay interest thereon shall be evidenced in part by promissory notes of the Borrower, one to each Lender, dated the Closing Date (the "Revolving Credit Notes") in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to such Lender's Initial Revolving Credit Committed Amount.

                 (d) Maturity. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date.

                 2.02.  Fees; Reduction of the Committed Amounts.

                 (a) Facility Fee. The Borrower shall pay to the Funding Agent for the account of each Lender a fee (the "Facility Fee") for each day from and including the date hereof and to but not including the Revolving Credit Maturity Date, on the amount of such Lender's Revolving Credit Committed Amount (whether borrowed or unborrowed) on such day (based upon a year of 365 or 366 days and actual days elapsed) equal to (i) 0.100% per annum for each Level I Day, (ii) 0.125% per annum for each Level II Day, (iii) 0.150% per annum for each Level III Day, (iv) 0.200% per annum for each Level IV Day and
(v) 0.350% per annum for each Level V Day. Facility Fees shall be due and payable for the preceding period for which such fees have not been paid on each Regular Payment Date and on the Revolving Credit Maturity Date.

                 (b) Other Fees. The Borrower shall pay to each Agent an agency fee and other fees at the times and in the amounts previously agreed upon among the Agents and the Borrower.

                 (c) Optional Reduction of the Revolving Credit Committed Amounts. The Borrower may at any time or from time to time reduce Pro Rata the Revolving Credit Committed Amounts of the Lenders to an aggregate amount (which may be zero) not less than the sum of the unpaid principal amount of the Revolving Credit Loans, Short Term Advances and Competitive Bid Loans then outstanding plus the principal amount of all Revolving Credit Loans, Short Term Advances and Competitive Bid Loans not yet made as to which notice has been given by Borrower under Section 2.06 hereof or Section 2.05 hereof, as the case may be. Any reduction of the Revolving Credit Committed Amounts shall be in an aggregate amount not less than $10,000,000 which is an integral multiple of $1,000,000. Reduction of the Revolving Credit Committed Amounts shall be made by providing not less than three Business Days notice (which notice shall be irrevocable) to such effect to the Funding Agent. After the date specified in such notice the Facility Fee shall be calculated upon the Revolving Credit Committed Amounts as so reduced. The Funding Agent will promptly send copies of such notice to the Lenders.

                 2.03.  Competitive Bid Loans.

                 (a) Making of Competitive Bid Loans. In addition to Revolving Credit Loans, the Borrower may, as set forth in this Section 2.03, request the Lenders to make offers to make one or more Competitive Bid Loans to the Borrower. Each Lender may, but shall have no obligation to, make one or more such offers and, subject to the terms and provisions hereof, the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Competitive Bid Loans may be Base Rate Loans, CD Rate Loans, Absolute Rate Loans or LIBOR-based Loans (each a "type" of Competitive Bid Loan) and, subject to Section 2.03(r) hereof, may be in any freely available currency agreed upon by the Borrower and each Lender. Competitive Bid Loans shall be due and payable on the earlier of the Competitive Bid Expiration Date and the applicable Competitive Bid Loan Maturity Date.

                 (b) Competitive Bid Loan Quote Requests. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.03, it shall transmit to the Funding Agent by telex or telecopy, at its Office, notice (a "Competitive Bid Loan Quote Request") so as to be received no later than 11:00 a.m. Pittsburgh time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Base Rate Auction, CD Rate Auction or Absolute Rate Auction (or, in any case, such other time as the Borrower and Funding Agent may agree). The Borrower may request offers to make Competitive Bid Loans for different Interest Periods in a single notice; provided that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Loan Quote Request for a separate Competitive Bid Loan (all Competitive Bid Loans proposed to be made at one time herein collectively referred to as a "Competitive Bid Borrowing"). Each such notice shall be substantially in the form of Exhibit B hereto and in any case shall specify as to each Competitive Bid Borrowing:

                 (i) The proposed date of such Competitive Bid Borrowing, which shall be a Business Day;

                 (ii) The currency or currencies in which such Competitive Borrowing is to be made;

                 (iii) The aggregate amount of such Competitive Bid Borrowing which shall be a Dollar Equivalent Amount of at least $5,000,000 (or a higher integral multiple of $1,000,000) (to the extent practical in the case of Eurocurrency Loans), but shall not cause the limits specified in Section 2.04 hereof to be violated;

                 (iv) The duration of the initial Interest Period or Periods applicable thereto, subject to the provisions of the definition of "Interest Period" (including without limitation that no such Interest Period shall end after the Competitive Bid Expiration
         Date); and

                 (v) Whether the Competitive Bid Loan Quotes requested are to set forth a LIBOR-based Margin, a Base Rate Margin, a CD Rate Margin or an Absolute Rate.

                 (c) Invitation for Competitive Bid Loan Quotes. Not later than 3:00 p.m. Pittsburgh time on the date of receipt of a Competitive Bid Loan Quote Request, the Funding Agent shall transmit to the Lenders by telex or telecopy notice of such request, which notice shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Loan Quotes offering to make Competitive Bid Loans in accordance with such Competitive Bid Loan Quote Request.

                 No Competitive Bid Loan Request shall be given if such request could result in more than six Competitive Bid Loans being outstanding at any one time unless otherwise permitted by the Funding Agent.

                 (d)  Submission and Contents of Competitive Bid Loan Quotes.

                 (i) Each Lender may submit one or more Competitive Bid Loan Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Loan Quote Request; provided that, if the Borrower's request under Section 2.03(b) hereof specifies more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Loan Quotes for each such Interest Period. Each Competitive Bid Loan Quote must comply with the requirements of this Section 2.03(d) and must be submitted to the Funding Agent by telex or telecopy at its Office not later than (x) 11:00 a.m. Pittsburgh time on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y)
         10:00 a.m. Pittsburgh time on the proposed date of borrowing, in the case of a Base Rate Auction, CD Rate Auction or an Absolute Rate Auction (or, in either case upon reasonable notice to the Lenders, such other time and date as the Borrower and the Funding Agent may agree); provided that any Competitive Bid Loan Quote submitted by the Funding Agent (or an Affiliate of the Funding Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Funding Agent (or such Affiliate) notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 10:30 a.m. Pittsburgh time on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:30 a.m. Pittsburgh time on the proposed date of borrowing, in the case of a Base Rate Auction, CD Rate Auction or an Absolute Rate Auction. Subject to Sections 2.13, 2.03(r) and 4.01 hereof, any Competitive Bid Loan Quote so made shall be irrevocable except with the written consent of the Funding Agent given on the written instructions of the Borrower.

                 (ii) Each Competitive Bid Loan Quote shall be substantially in the form of Exhibit C hereto and shall in any case specify:

                 (A) The proposed date of borrowing, the proposed currency and the Interest Period therefor;

                 (B) The principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount shall be a Dollar Equivalent Amount of at least $5,000,000 or a higher integral multiple of $1,000,000; provided that the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Loan Quotes (x) may be greater than, less than or equal to the Revolving Credit Committed Amount of such Lender but (y) may not exceed the principal amount of the Competitive Bid Borrowing for which offers were requested in the related Competitive Bid Loan Quote Request;

                 (C) In the case of a LIBOR Auction, the margin above (or, if a negative margin is offered, below) the applicable LIBO-Rate (the "LIBOR-based Margin") offered for each such Competitive Bid Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to the applicable LIBO-Rate;

                 (D) In the case of a CD Rate Auction, the margin above (or, if a negative margin is offered, below) the applicable CD Rate (the "CD Rate Margin") offered for each such Competitive Bid Loan expressed as a percentage (rounded upward, if necessary, to the nearest 1/10,000th of 1%) to be added to the applicable CD Rate;

                 (E) In the case of a Base Rate Auction, the margin above (or, if a negative margin is offered, below) the applicable Base Rate (the "Base Rate Margin") offered for each such Competitive Bid Loan, expressed as a percentage (rounded upward, if necessary, to the nearest 1/10,000th of 1%) to be added to the applicable Base Rate;

                 (F) In the case of an Absolute Rate Auction, the rate of interest per annum, calculated on the basis of a 360-day year (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) (the "Absolute Rate") offered for each such Competitive Bid Loan; and

                 (G)  The identity of the quoting Lender.

                 (iii) No Competitive Bid Loan Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Loan Quote Request and, in particular, no Competitive Bid Loan Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Loan Quote is being made, and the Funding Agent shall disregard any Competitive Bid Loan

         Quote that contains such language or terms or conditions or that arrives at the Funding Agent's Office after the time set forth for submission of Competitive Bid Loan Quotes in Section 2.03(d)(i) hereof.

                 (e) Notice to the Borrower. The Funding Agent shall (x) in the case of a LIBOR Auction, by 12:00 Noon Pittsburgh time on the day (which shall be a Business Day) a Competitive Bid Loan Quote is submitted or (y) in the case of a Base Rate Auction, CD Rate Auction or an Absolute Rate Auction, by 10:15 a.m. Pittsburgh time on the day (which shall be a Business Day) a Competitive Bid Loan Quote is submitted, notify the Borrower by telex or telecopy of the terms (i) of any Competitive Bid Loan Quote submitted by a Lender that is in accordance with Section 2.03(d) hereof and (ii) of any Competitive Bid Loan Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Loan Quote submitted by such Lender with respect to the same Competitive Bid Loan Quote Request. Any such subsequent Competitive Bid Loan Quote shall be disregarded by the Funding Agent unless such subsequent Competitive Bid Loan Quote is submitted solely to correct a manifest error in such former Competitive Bid Loan Quote. The Funding Agent's notice to the Borrower shall specify (A) the aggregate principal amount of each Competitive Bid Loan for which Competitive Bid Loan Quotes have been received for each Interest Period specified in the related Competitive Bid Loan Quote Request, (B) the respective principal amounts and LIBOR-based Margins, CD Rate Margins, Base Rate Margins, or Absolute Rates, as the case may be, so offered by each Lender, identifying the Lender that made each Competitive Bid Loan Quote and (C) if the Funding Agent is notifying the Borrower of more than one Competitive Bid Loan Quote for a single Interest Period, the Funding Agent shall arrange the Competitive Bid Loan Quotes in ascending yield order.

                 (f)  Acceptance and Notice by the Borrower.  Not later than
(x) 12:30 p.m. Pittsburgh time on the third Business Day prior to the proposed date of the borrowing, in the case of a LIBOR Auction or (y) 10:45 a.m. Pittsburgh time on the proposed date of the borrowing, in the case of a Base Rate Auction, CD Rate Auction or an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Funding Agent may agree), the Borrower shall notify the Funding Agent by telex or telecopy at its Office of its acceptance or nonacceptance of the Competitive Bid Loan Quotes so notified to it pursuant to
Section 2.03(e) hereof (and the failure of the Borrower to give such notice by such time shall constitute nonacceptance) and the Funding Agent shall promptly notify each affected Lender in accordance with Section 2.03(h) hereof. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bid Loan Quotes for each Interest Period that are accepted. The Borrower may accept one or more Competitive Bid Loan Quotes in whole or in part (provided that any Competitive Bid Loan Quote accepted in part shall be a

Dollar Equivalent Amount of at least $5,000,000 or a higher integral multiple of $1,000,000, to the extent practical in the case of Eurocurrency Loans); provided that:

                 (i) The aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Loan Quote Request;

                 (ii) The aggregate principal amount of each Competitive Bid Borrowing shall be a Dollar Equivalent Amount of at least $5,000,000 (or a higher integral multiple of $1,000,000);

                 (iii) Acceptance of offers may be made only in ascending yield order of LIBOR-based Margins, CD Rate Margins, Base Rate Margins or Absolute Rates, as the case may be; and

                 (iv) The Borrower shall not accept any offer where the Funding Agent has advised the Borrower that such offer fails to comply with Section 2.03(d)(ii) hereof or otherwise fails to comply with the requirements of this Agreement.

                 (g) Allocation by Funding Agent. If Competitive Bid Loan Quotes are made by two or more Lenders with the same LIBOR-based Margins, CD Rate Margins, Base Rate Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which Competitive Bid Loan Quotes are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such Competitive Bid Loan Quotes are accepted shall be allocated by the Funding Agent among such Lenders as nearly as possible (in such multiples, not less than $500,000, as the Funding Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. If two or more such Competitive Bid Loan Quotes cannot be allocated evenly within the limits set forth in the immediately preceding sentence, the Funding Agent shall have discretion to allocate a larger share of such Competitive Bid Loans to one or more of the successful Lenders and in making such allocation shall use reasonable efforts to take into account previous allocations of unequal shares to one or more of such Lenders in connection with other Competitive Bid Loans. Determinations by the Funding Agent of the amounts of Competitive Bid Loans to be allocated to each such Lender shall be conclusive absent manifest error.

                 (h) Notice to Lenders. On the date the Borrower notifies the Funding Agent of its acceptance of one or more of the offers made by any Lender or Lenders pursuant to Section 2.03(f) hereof, the Funding Agent shall (x) not later than 4:00 p.m. Pittsburgh time on such date, in the case of a LIBOR Auction or (y) as promptly as practicable on such date, in the case of a Base Rate Auction, CD Rate Auction or an Absolute Rate Auction notify each Lender which has made an offer (i) of the aggregate amount of each Competitive Bid Borrowing with respect to which the Borrower accepted one or more Competitive Bid Loan Quotes and such Lender's share of such Competitive Bid Borrowing or (ii) that the Borrower accepted no offers, such notice to be by telex or telecopy.

                 (i) Funding of Competitive Bid Loans. Any Lender whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. Pittsburgh time, on the date specified in the related Competitive Bid Loan Quote Request for the making of such Competitive Bid Loan, make the amount of such Competitive Bid Loan available to the Borrower at the Funding Agent's Office in immediately available funds. If any Lender makes a new Competitive Bid Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Competitive Bid Loan from such Lender, such Lender shall apply the proceeds of its new Competitive Bid Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Borrower as provided by this Section 2.03(i), or remitted by the Borrower to the Funding Agent as provided in Section 2.13 hereof, as the case may be.

                 (j) Competitive Bid Loan Maturity Dates. The principal amount of each Competitive Bid Loan shall be due and payable on the last day of the applicable Interest Period specified in the related Competitive Bid Loan Quote Request (the "Competitive Bid Loan Maturity Date").

                 (k) Competitive Bid Loan Interest Payment Dates. Interest on each Competitive Bid Loan shall be due and payable on the Competitive Bid Loan Maturity Date thereof and thereafter on demand at the rates provided for in
Section 2.03(o), and if any Interest Period is longer than 90 days, also on each 90th day of such Interest Period.

                 (l) Competitive Bid Register. The Funding Agent shall maintain a register for the recordation of the names and addresses of Lenders that have made Competitive Bid Loans and the principal amount of the Competitive Bid Loans owing to each Lender from time to time together with the Competitive Bid Loan Maturity Dates and interest rates applicable to each such Competitive Bid Loan, and other terms applicable thereto (the "Competitive Bid Register"). The entries in the Competitive Bid Register shall be prima facie evidence with respect to the entries therein.

                 (m) Inspection of Competitive Bid Register. The Competitive Bid Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (n) Interest Rates for Competitive Bid Loans. The outstanding principal amount of each Competitive Bid Loan shall bear interest for each day until due at the following rate or rates per annum:

                 (i) For each LIBOR-based Loan, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBO Rate applicable to the Interest Period therefor plus the LIBOR-based Margin quoted by the Lender making such Loan in the related Competitive Bid Loan Quote submitted in accordance with
         Section 2.03(d) hereof;

                 (ii) For each Base Rate Loan, a rate per annum (computed on the basis of a year of 365 or 366 days and actual days elapsed) equal to the Base Rate as in effect from time to time plus the Base Rate Margin quoted by the Lender making such Loan in the related Competitive Bid Loan Quote submitted in accordance with Section 2.03(d) hereof;

                 (iii) For each CD Rate Loan, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the CD Rate applicable to the Interest Period therefor plus the CD Rate Margin quoted by the Lender making such Loan in the related Competitive Bid Loan Quote submitted in accordance with Section 2.03(d) hereof;

                 (iv) For each Absolute Rate Loan, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Absolute Rate quoted by the Lender making such Loan in the related Competitive Bid Loan Quote submitted in accordance with
         Section 2.03(d) hereof.

                 (o) Interest After Maturity for Competitive Bid Loans. After the principal amount of any Competitive Bid Loan shall have become due (by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) (i) until the Competitive Bid Loan Maturity Date of the applicable Interest Period of such Loan, at a rate per annum 2% above the rate applicable to such Loan prior to such Competitive Bid Loan Maturity Date and (ii) thereafter at a rate per annum equal to 2% in excess of the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate.

                 (p) Competitive Bid Notes. The obligation of the Borrower to repay the unpaid principal amount of any Competitive Bid Loans made by any Lender and to pay interest thereon shall be evidenced by a single promissory note of the Borrower (a "Competitive Bid Note") in substantially the form attached hereto as Exhibit D, with the blanks appropriately filled. The Competitive Bid Note payable to each Lender shall be dated the Closing Date, shall bear interest as provided in Section 2.03(n) or as otherwise provided herein, and shall be payable to the order of the Lender named as payee therein in a maximum face amount of $300,000,000. The Competitive Bid Note for each Lender shall be delivered, duly executed by the Borrower to the Funding Agent at or prior to the funding of the first Competitive Bid Loan made by such Lender hereunder and the Funding Agent shall promptly forward such Competitive Bid Note to such Lender.

                 The outstanding principal amount of each Competitive Bid Loan evidenced by each Competitive Bid Note from time to time, the Competitive Bid Loan Maturity Date of such Competitive Bid Loan and the rate of interest and the amount of accrued and unpaid interest payable in respect thereof shall be determined from the records of the Funding Agent, which shall be conclusive absent manifest error. In the event the holder of a Competitive Bid Note shall assign said Competitive Bid Note, it shall attach thereto a schedule, which shall be verified by the Funding Agent, setting forth the then outstanding principal amount of each Competitive Bid Loan evidenced by such Competitive Bid Note and the Competitive Bid Loan Maturity Date thereof.

                 (q) Payments. All payments to be made by the Borrower in Dollars in respect of any Competitive Bid Loan shall be payable at 12:00 o'clock Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Lender subject to a withholding deduction under Section 2.15(c) hereof. Such payments shall be made to the Funding Agent at its Office in Dollars in funds immediately available at such Office. Any payment received by the Funding Agent or such Lender after 12:00 o'clock Noon, Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day. The Funding Agent shall distribute to the Lenders all such payments received by it from the Borrower as promptly as practicable after receipt by the Funding Agent. If and to the extent that the Funding Agent has not forwarded to any Lender such Lender's share of any such payment on the same Business Day as such payment is received (or deemed received) from the Borrower, the Funding Agent shall pay to such Lender interest on such amount at the Federal Funds Effective Rate for each day until such payment is made. All payments of any Competitive Bid Loans to be made in any currency other than Dollars shall be made by payment in that currency in immediately available and freely transferable funds by the time required by relevant local regulation and practice in the principal financial center in the country of such currency for value on the applicable payment date and such payment shall be due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Lender subject to a withholding deduction under Section 2.15(c) hereof.

                 (r) Multiple Currency Option. (i) Competitive Bid Loans may be made in any currency requested by the Borrower and acceptable to the applicable Lender (each a "Eurocurrency Loan"). If Eurocurrency Loans are to be made or are made, the amount of such Loans (the "Dollar Equivalent Amount") shall be deemed to be, for purposes of determining Unutilized Commitments and other provisions of this Agreement, equal to the amount of Dollars which the amount of such currency could purchase at noon, London time, two Business Days prior to the date of determination (as set forth below), based upon the average quoted spot rates of the Funding Agent at which its applicable branch or office offers to exchange Dollars for such Eurocurrency in the foreign exchange market, such determination to be made on the date of such Loans. If the aggregate Dollar Equivalent Amount of all Eurocurrency Loans outstanding on the day of any such determination plus the outstanding Loans made in Dollars exceeds the Total Revolving Credit Commitment as then in effect, the Funding Agent shall immediately notify the Borrower and the Borrower shall prepay on such day Base Rate Loans and then, if necessary, Eurocurrency Loans to the extent required so that such aggregate unpaid amount (calculating the Dollar Equivalent Amount as aforesaid) will not exceed the Commitments as then in effect; such prepayment being subject however to Section 2.13(b) hereof. The Borrower will designate the Loans to be prepaid by notice to the Funding Agent at least two Business Days before each such prepayment, provided that no such notice shall be required if at the time all outstanding Loans were made on the same date.

                 (ii)  Changes in Law Rendering Eurocurrency Loans Unlawful.
In the event that any change in Law or guideline or interpretation or application thereof should at any time make it unlawful for any Lender to make, maintain or fund its Eurocurrency Loans, such Lender shall promptly notify the Borrower and the Funding Agent thereof. Thereupon, (i) the obligation of such Lender to make its Eurocurrency Loans shall, upon the later of the effectiveness of such event and the receipt of such notice, be suspended for the duration of such illegality, and (ii) the Borrower shall, on the applicable Competitive Bid Loan Maturity Date with respect to such Eurocurrency Loans (or, if later, on the last Competitive Bid Loan Maturity Date with respect to such Eurocurrency Loans to end prior to the effectiveness of such change) or, in any event, if such Lender so requests, on such earlier date as may be required by the relevant Law, prepay or repay such Eurocurrency Loans.

                 2.04. Maximum Aggregate Amount of Loans. No Revolving Credit Loan, Competitive Bid Loan or Short Term Advance shall be made or requested or permitted to remain outstanding hereunder if the making or maintenance of such Loan would cause the aggregate amount of all Loans to the Borrower outstanding hereunder to exceed the aggregate Revolving Credit Committed Amounts of all Lenders.

                 2.05.  Short Term Advances.

                 (a) Short Term Advances. Subject to the terms and conditions set forth in this Agreement and relying upon the representations and warranties herein set forth, each Short Term Lender, severally and not jointly, agrees (such agreement being herein called such Short Term Lender's "Short Term Advance Commitment") to make loans (the "Short Term Advances") to the Borrower from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. A Short Term Lender shall have no obligation to make any Short Term Advance to the extent that the aggregate principal amount of such Short Term Lender's Short Term Advances at any time outstanding would exceed such Short Term Lender's Short Term Advance Committed Amount at such time. Each Short Term Lender's "Short Term Advance Committed Amount" shall be equal to $2,500,000. Short Term Advances may be requested by the Borrower in any principal amount up to the Short Term Advance Committed Amount. A Short Term Lender shall have no obligation to make any Short Term Advance to the extent that doing so would cause the aggregate amount of its outstanding Revolving Credit Loans, Competitive Bid Loans and Short Term Advances to exceed its Revolving Credit Committed Amount.

                 (b) Nature of Credit. Within the limits of time and amount set forth in this Section 2.05, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Short Term Advances hereunder.

                 (c) Short Term Advance Notes. The obligation of the Borrower to repay the unpaid principal amount of the Short Term Advances made to it by each Short Term Lender and to pay interest thereon shall be evidenced in part by promissory notes of the Borrower, one to each Short Term Lender, dated the Closing Date (the "Short Term Advance Notes") in substantially the form attached hereto as Exhibit E, with the blanks appropriately filled, payable to the order of such Short Term Lender in a face amount equal to $2,500,000.

                 (d) Maturity. To the extent not due and payable earlier, each Short Term Advance shall be due and payable on the seventh day after such Short Term Advance is made to the Borrower hereunder.

                 (e) Interest Rate. The unpaid amount of all Short Term Advances shall bear interest for each day until due at a rate per annum equal to the Short Term Lenders' Cost of Funds plus 0.200% for each Level I Day, 0.250% for each Level II Day, 0.300% for each Level III Day, 0.375% for each Level IV Day and 0.600% for each Level V Day.

                 (f)  Short Term Advance Participating Interests.

                 (i) Generally. At the discretion of each Short Term Lender at any time, on one Business Day's notice to each Lender, such Short Term Lender may require each other Lender to purchase, acquire, accept and assume from such Short Term Lender, without recourse to, or representation or warranty by, such Short Term Lender, an undivided interest, in a proportion equal to such Lender's Pro Rata share, in all of such Short Term Lender's rights and obligations in, to or under such Short Term Lender's outstanding Short Term Advances, together with accrued and unpaid interest thereon (such interest of each Lender being referred to herein as a "Short Term Advance Participating Interest"). On the date that any Purchasing Lender becomes a party to this Agreement in accordance with Section 9.14 hereof, Short Term Advance Participating Interests in any outstanding Short Term Advances held by the Lender from which such Purchasing Lender acquired its interest hereunder shall be proportionately reallotted between such Purchasing Lender and such transferor Lender (and, to the extent such transferor Lender is a Short Term Lender, the Purchasing Lender shall be deemed to have acquired a Short Term Advance Participating Interest from such transferor Lender to such extent).

                 (ii) Obligations Absolute. Notwithstanding any other provision hereof, each Lender hereby agrees that its obligation to participate in each Short Term Advance issued in accordance herewith, and its obligation to make the payments specified in Section 2.05(f)(iii) hereof, are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Lender to make any such payment shall not relieve any other Lender of its funding obligation hereunder on the date due, but no Lender shall be responsible for the failure of any other Lender to meet its funding obligations hereunder.

                 (iii) Payment by Lenders on Account of Short Term Advances. If a Short Term Lender desires to sell Short Term Advance Participating Interests to the Lenders, such Short Term Lender will promptly notify the Administrative Agent thereof (which notice may be by telephone), and the Administrative Agent shall forthwith notify each Lender (which notice may be by telephone promptly confirmed in writing) thereof. No later than the Administrative Agent's close of business on the date such notice is given by the Administrative Agent (if such notice is given by the Administrative Agent before 12:00 p.m., Pittsburgh time on such date), each such Lender will pay to the Administrative Agent, for the account of such Short Term Lender, in immediately available funds, an amount equal to such Lender's Pro Rata share of the outstanding principal amount of the

         Short Term Advances and accrued and unpaid interest thereon. If and to the extent that any Lender fails to make such payment to the applicable Short Term Lender on such date, such Lender shall pay such amount on demand, together with interest, for such Short Term Lender's own account, for each day from and including the date of such Short Term Lender's payment to and including the date of repayment to such Short Term Lender (before and after judgment) following rates per annum: (x) for each day from and including the date of such payment by such Short Term Lender to and including the second Business Day thereafter, at the Federal Funds Effective Rate for such day, and (y) for each day thereafter, at the rate applicable to the Short Term Advances for such day.

                 (iv) Distributions to Participants. If, at any time, after a Short Term Lender has made a Short Term Advance and has received from any Lender such Lender's share of such Short Term Advance, and such Short Term Lender receives any payment or makes any application of funds on account of such Short Term Advance, such Short Term Lender will pay on the same day as received or deemed to be received to the Administrative Agent, for the account of such Lender, such Lender's ratable share of such payment.

                 (v) Rescission. If any amount received by a Short Term Lender on account of any Short Term Advance or interest thereon shall be avoided, rescinded or otherwise returned or paid over by such Short Term Lender for any reason at any time, whether before or after the termination of this Agreement (or such Short Term Lender believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each such Lender will, promptly upon notice from the Administrative Agent or such Short Term Lender, pay over to the Administrative Agent for the account of such Short Term Lender its ratable share of such amount.

                 (vi) Equalization. If any Lender receives any payment or makes any application on account of its Short Term Advance Participating Interest, such Lender shall forthwith pay over to the applicable Short Term Lender, in Dollars and in like kind of funds received or applied by it the amount in excess of such Lender's ratable share of the amount so received or applied.

         2.06. Making of Loans. Whenever the Borrower desires that the Lenders make Revolving Credit Loans or Short-Term Advances, the Borrower shall provide Standard Notice to the Funding Agent setting forth the following information (a separate notice being required for each such type of Loans):

                 (a) Whether the proposed Loans are Revolving Credit Loans or Short-Term Advances;

                 (b) The date, which shall be a Business Day, on which such proposed Loans are to be made;

                 (c) In the case of proposed Revolving Credit Loans, the aggregate principal amount of such proposed Loans, which shall be the sum of the principal amounts selected pursuant to clause (e) of this
         Section 2.06, and which shall be an integral multiple of $1,000,000 not less than $5,000,000;

                 (d) In the case of proposed Short Term Advances, the aggregate principal amount of such proposed Short Term Advances, which shall be in any principal amount not exceeding $5,000,000;

                 (e) In the case of proposed Revolving Credit Loans, the interest rate Option or Options selected in accordance with Section 2.07(a) hereof and the principal amounts selected in accordance with
         Section 2.07(d) hereof of the Base Rate Portion and each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, of such proposed Loans; and

                 (f) In the case of proposed Revolving Credit Loans, with respect to each such Funding Segment of such proposed Loans, the Funding Period to apply to such Funding Segment, selected in accordance with Section 2.07(c) hereof.

Standard Notice having been so provided, the Funding Agent shall promptly notify each Lender of the information contained therein and of the amount of such Lender's Loan, calculated in accordance with Section 2.12. Unless any applicable condition specified in Article IV hereof has not been satisfied, on the date specified in such Standard Notice each Lender shall make the proceeds of its Loan available to the Funding Agent at the Funding Agent's Office, no later than 12:00 o'clock Noon, Pittsburgh time, in funds immediately available at such Office. The Funding Agent will make the funds so received available to the Borrower in funds immediately available at the Funding Agent's Office. If and to the extent that the Funding Agent does not make such funds available to the Borrower on the date specified in such Standard Notice the Funding Agent shall pay to each Lender interest on the amount made available by such Lender at the Federal Funds Effective Rate for each day until either (i) the date such funds are made available to the Borrower or (ii) the date such amounts are returned to such Lender.

                 2.07.  Interest Rates.

                 (a) Optional Bases of Borrowing. The unpaid principal amount of the Revolving Credit Loans shall bear interest for each day from and including the date on which funds are made available to the Borrower by the Funding Agent and to but excluding the date of repayment on one or more bases selected by the Borrower from among the interest rate Options set forth below. Subject to the provisions of this Agreement the Borrower may select different Options to apply simultaneously to different Portions of the Loans and may select different Funding Segments to apply simultaneously to different parts of the CD Rate Portion or the Euro-Rate Portion of the Loans. Each selection of a rate Option shall apply separately and without overlap to the Revolving Credit Loans as a class. The aggregate number of Funding Segments applicable to the CD Rate Portion and the Euro-Rate Portion of the Revolving Credit Loans at any time shall not exceed ten unless otherwise permitted by the Funding Agent.

                 (i) Base Rate Option: A rate per annum (computed on the basis of a year of 365 or 366 days and actual days elapsed) for each day equal to the Base Rate for such day. The "Base Rate" for any day shall mean the greater of (A) the Prime Rate for such day or (B) 0.50% plus the Federal Funds Effective Rate for such day, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate or the Federal Funds Effective Rate.

                 (ii) CD Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the CD Rate for such day plus the Applicable Margin for such day. "CD Rate" for any day shall mean for each Funding Segment of the CD Rate Portion corresponding to a proposed or existing CD Rate Funding Period the rate per annum determined by the Funding Agent by adding

                          (A) the rate per annum (which shall be the same for each day in such CD Rate Funding Period) determined in good faith by the Funding Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the arithmetic average of the secondary market bid rates at or about 11:00 a.m., Eastern time, on the first day of such CD Rate Funding Period by dealers of recognized standing in negotiable certificates of deposit for the purchase at face value of negotiable certificates of deposit of major money center banks for delivery on such day in amounts comparable to such Funding Segment and having maturities comparable to such CD Rate Funding Period plus

                          (B)  the Assessment Rate.

                 "Assessment Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined in good faith by the Funding Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the maximum effective rate per annum payable by a depository institution insured by the

         Federal Deposit Insurance Corporation (or any successor) for such day as an assessment for insurance on Dollar time deposits, exclusive of any credit that is or may be allowed against such assessment on account of assessment payments made or to be made by such depository institution. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate. The CD Rate Option shall be calculated in accordance with the foregoing if any Lender is actually required to pay FDIC assessments or, if required to pay such assessments, is required to pay such assessments at the "Assessment Rate" as herein defined.

                 The Funding Agent shall give prompt notice to the Borrower and to the Lenders of the CD Rate determined or adjusted in accordance with the definition of CD Rate, which determination or adjustment shall be conclusive if made in good faith.

                 (iii) Euro-Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the Euro-Rate for such day plus, in each case, the Applicable Margin for such day. "Euro-Rate" for any day, as used herein, shall mean for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period the rate per annum determined by the Funding Agent to be the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by the Funding Agent in accordance with its usual procedures from the Reuters Screen LIBO page (which determination shall be conclusive absent manifest error) to be the average of the rates per annum for deposits in Dollars offered to the leading banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Euro-Rate Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Funding Period.

                 The Funding Agent shall give prompt notice to the Borrower and to the Lenders of the Euro-Rate determined in accordance with the definition of the Euro-Rate, which determination shall be conclusive if made in good faith.

                 (b) Applicable Margins. The "Applicable Margin" with respect to the CD Rate Option shall be 0.325% for each Level I Day, 0.375% for each Level II Day, 0.425% for each Level III Day, 0.500% for each Level IV Day and 0.725% for each Level V Day. The Applicable Margin with respect to the Euro-Rate Option shall be 0.200% for each Level I Day, 0.250% for each Level II Day, 0.300% for each Level III Day, 0.375% for each Level IV Day and 0.600% for each Level V Day.

                 (c) Funding Periods. At any time when the Borrower shall select, convert to or renew the CD Rate Option or the Euro-Rate Option to apply to any part of the Loans, the Borrower shall specify one or more periods (the "Funding Periods") during which each such Option shall apply, such Funding Periods being as set forth below:

Interest Rate Option              Available Funding Periods
--------------------              -------------------------
CD Rate Option                    30, 60, 90 or 180 days or such longer period
                                  as may be offered by all of the Lenders ("CD
                                  Rate Funding Period"); and


Euro-Rate Option                  One, two, three or six months or such longer
                                  period as may be offered by all of the Lenders
                                  ("Euro-Rate Funding Period");

provided, that:

                 (i) Each CD Rate Funding Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

                 (ii) Each Euro-Rate Funding Period shall begin on a Business Day, and the term "month", when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Euro-Rate Funding Period, as determined in good faith by the Funding Agent (which determination shall be conclusive); and

                 (iii) In the case of Revolving Credit Loans, the Borrower may not select a Funding Period that would end after the Revolving Credit Maturity Date.

                 (d) Transactional Amounts. Every selection of, conversion from, conversion to or renewal of an interest rate Option and every payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Base Rate Portion of the Revolving Credit Loans, or the aggregate principal amount of each Funding Segment of the CD Rate Portion or the Euro-Rate Portion of the Revolving Credit Loans, shall be $5,000,000 and integral multiples of $1,000,000 thereof.

                 (e)  CD Rate or Euro-Rate Unascertainable; Impracticability. If

                 (i) on any date on which a CD Rate or a Euro-Rate would otherwise be set the Funding Agent (in the case of clauses (A) or (B) below) shall have determined in good faith (which determination shall be conclusive absent manifest error) that:

                          (A) adequate and reasonable means do not exist for ascertaining such CD Rate or Euro-Rate, or

                          (B) a contingency has occurred which materially and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing or the interbank eurodollar market, as the case may be, or

                 (ii) at any time any Lender shall have determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding of any part of the CD Rate Portion or the Euro-Rate Portion has been made impracticable or unlawful by compliance by such Lender or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

then, and in any such event, the Funding Agent or such Lender, as the case may be, may notify the Borrower of such determination (and any Lender giving such notice shall notify the Funding Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Lenders to allow the Borrower to select, convert to or renew the CD Rate Option or Euro-Rate Option, as the case may be, shall be suspended until the Funding Agent or such Lender, as the case may be, shall have later notified the Borrower (and any Lender giving such notice shall notify the Funding Agent) of the Funding Agent's or such Lender's determination in good faith (which determination shall be conclusive absent manifest error) that the circumstance giving rise to such previous determination no longer exist.

                 If any Lender notifies the Borrower of a determination under subsection (ii) of this Section 2.07(e), the CD Rate Portion or the Euro-Rate Portion, as the case may be, of the Loans of such Lender (the "Affected Lender") shall, subject to Section 2.13(b) hereof, automatically be converted to the Base Rate Option as of the last day of the then current Funding Period with respect to such Loans (in the case of a determination that the making, maintenance or funding of any CD Rate Portion or Euro-Rate Portion of such Loans is impracticable) and the last day on which the making, maintenance or funding of any CD Rate Portion or Euro-Rate Portion of such Loans is not unlawful (in the case of a determination that the making, maintenance or funding of any CD Rate Portion or Euro-Rate Portion of such Loans is unlawful) and accrued interest thereon shall be due and payable on such date.

                 If at the time the Funding Agent or a Lender makes a determination under subsection (i) or (ii) of this Section 2.07(e) the Borrower previously has notified the Funding Agent that it wishes to select, convert to or renew the CD Rate Option or the Euro-Rate Option, as the case may be, with respect to any proposed Loans but such Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the CD Rate Option or the Euro-Rate Option, as the case may be, with respect to such Loans or, in the case of a determination by a Lender, such Loans of such Lender.

                 2.08.  Conversion or Renewal of Interest Rate Options.

                 (a)  Conversion or Renewal.  Subject to the provisions of
Section 2.13(b) hereof the Borrower may convert any part of its Revolving Credit Loans from any interest rate Option or Options to one or more different interest rate Options and may renew the CD Rate Option or the Euro-Rate Option as to any Funding Segment of the CD Rate Portion or the Euro-Rate Portion:

                 (i) At any time with respect to conversion from the Base Rate Option; or

                 (ii) At the expiration of any Funding Period with respect to conversions from or renewals of the CD Rate Option or the Euro-Rate Option, as the case may be, as to the Funding Segment corresponding to such expiring Funding Period.

Whenever the Borrower desires to convert or renew any interest rate Option or Options, the Borrower shall provide to the Funding Agent Standard Notice setting forth the following information:

                 (w) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

                 (x)      The principal amounts selected in accordance with
         Section 2.07(d) hereof of the Base Rate Portion and each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be converted from or renewed;

                 (y) The interest rate Option or Options selected in accordance with Section 2.07(a) hereof and the principal amounts selected in accordance with Section 2.07(d) hereof of the Base Rate Portion and each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be converted to; and

                 (z) With respect to each Funding Segment to be converted to or renewed, the Funding Period selected in accordance with Section 2.07(c) hereof to apply to such Funding Segment.

Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed.

                 (b) Failure to Convert or Renew. Absent due notice from the Borrower of conversion or renewal in the circumstances described in Section 2.08(a)(ii) hereof, any part of the CD Rate Portion or Euro-Rate Portion for which such notice is not received shall be converted automatically to the Base Rate Option on the last day of the expiring Funding Period.

                 2.09. Prepayments Generally. Whenever the Borrower desires to prepay any part of its Loans, it shall provide Standard Notice to the Funding Agent setting forth the following information:

                 (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

                 (b) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause
         (c) of this Section 2.09; and

                 (c) The principal amounts selected in accordance with Section 2.07(d) hereof of the Base Rate Portion and each part of each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be prepaid.

                 2.10. Optional Prepayments; Mandatory Prepayments. (a) Optional Prepayments. The Borrower shall have the right at its option from time to time to prepay its Revolving Credit Loans and Short Term Advances in whole or part without premium or penalty (subject, however, to Section 2.13(b) hereof):

                 (i) At any time with respect to any part of the Base Rate Portion; or

                 (ii) At the expiration of any Funding Period with respect to prepayment of the CD Rate Portion or the Euro-Rate Portion, as the case may be, with respect to any part of the Funding Segment corresponding to such expiring Funding Period.

                 (b) Mandatory Prepayments. The Borrower shall, within 15 days after a Change in Control, prepay in full all outstanding Loans (subject to Section 2.13(b) hereof) and terminate, permanently and irrevocably, all existing Commitments of the Lenders hereunder.

                 (c) General. All prepayments shall be made in accordance with Section 2.09 hereof. No prepayments shall be permitted with respect to Competitive Bid Loans except as required by Sections 2.17 and 9.17.

                 2.11. Interest Payment Dates. Interest on the Base Rate Portion shall be due and payable on the date of any conversion of all or part of the Base Rate Portion to a different interest rate Option on the amount converted, any prepayment of any part of the Base Rate Portion on the amount prepaid, and on each Regular Payment Date. Interest on each Funding Segment of the CD Rate Portion shall be due and payable on the last day of the corresponding CD Rate Funding Period and, if such CD Rate Funding Period is longer than 90 days, also every 90th day during such CD Rate Funding Period. Interest on each Funding Segment of the Euro-Rate Portion shall be due and payable on the last day of the corresponding Euro-Rate Funding Period and, if such Euro-Rate Funding Period is longer than three months, also on the last day of every third month during such Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

                 2.12.  Pro Rata Treatment.

                 (a) Certain Definitions. As used in this Agreement, the following terms have the meanings indicated:

                 "Pro Rata" means from or to each Lender: (i) in the case of payments of Facility Fee, reductions pursuant to Section 2.02(c) hereof of the Revolving Credit Committed Amounts and indemnification payments under Section
8.07 hereof, ratably in accordance with such Lender's Commitment Percentage;
(ii) in the case of payments of principal of and interest on, and conversions and renewals of interest rate options with respect to, any particular Funding Segments, ratably in accordance with such Lender's percentage share of such Funding Segment; (iii) in the case of payments of principal and conversions and renewals of interest rate options with respect to, the Base Rate Portion of some or all of the Revolving Credit Loans, ratably in accordance with such Lender's percentage share of such Base Rate Portion; (iv) in the case of payments of interest for any day with respect to the Base Rate Portion of some of all of the Revolving Credit Loans, ratably in accordance with such Lender's percentage share of such Base Rate Portion on such day; and (v) in the case of payments on account of Short Term Advance Participating Interests under Section 2.05(f) hereof, ratably in accordance with paragraph (b) of this Section 2.12 as if such payments were Revolving Credit Loans to be made by Lenders on the date of such payments.

                 "Short Term Outstandings" at any time shall mean (i) in the case of each Short Term Lender, the aggregate net outstanding amount of its Short Term Advances for which it has not received payment from other Lenders on account of Short Term Advance Participating Interests and (ii) in the case of each Lender, the aggregate principal amount which it has paid on account of Short Term Advance Participating Interests.

                 "Specified Percentage" means, with respect to a Lender, the quotient obtained by dividing the outstanding Revolving Credit Loans made by such Lender by such Lender's Revolving Credit Committed Amount.

                 "Unutilized Commitment" means, with respect to a Lender, the difference obtained by subtracting (i) the aggregate outstanding principal amount of the Revolving Credit Loans, Competitive Bid Loans and Short Term Outstandings made by such Lender from (ii) the Revolving Credit Committed Amount of such Lender.

                 (b) Making of Revolving Credit Loans. Revolving Credit Loans shall be made by the Lenders ratably in accordance with their respective Commitment Percentages; provided, however, that if the Specified Percentage of any Lender would, upon the making of such Loans in accordance with such allocation, be different from the Specified Percentage of any other Lender, or if such allocation of any Revolving Credit Loans requested by the Borrower (the "Requested Loans") would result in any Lender having an aggregate principal amount of Competitive Bid Loans, Revolving Credit Loans and Short Term Outstandings which would exceed such Lender's Revolving Credit Commitment, then the amount of such Requested Loans to be made by each Lender shall be calculated as follows:

                 (i) any Lender which, on the date such Requested Loans are to be made and (unless the proceeds of such Requested Loans are to be used to pay such Lender's Competitive Bid Loans at maturity in accordance with paragraph (d) of this Section 2.12) without giving effect to such Requested Loans, has an Unutilized Commitment equal to zero shall not make any portion of such Requested Loans;

                 (ii) the Funding Agent shall determine the identity of each Lender which on the date such Requested Loans are to be made has an Unutilized Commitment greater than zero (each such Lender herein called an "Initially Applicable Lender") and the Funding Agent shall determine the Specified Percentage of each Initially Applicable Lender;

                 (iii) if any Initially Applicable Lender would, immediately prior to the making of the Requested Loans, have a Specified Percentage which is smaller than the Specified Percentage of one or more other Initially Applicable Lenders, the Funding Agent shall rank the respective Specified Percentages in the order of size and shall allocate the Requested Loans to the Initially Applicable Lenders in a manner that eliminates or (if the amount of the Requested Loans is not sufficient to eliminate) minimizes the difference between the smallest and the largest Specified Percentages and the Requested Loans (or the initial portion thereof) shall be made in accordance with such allocation, provided, however, that such allocation shall not cause any Initially Applicable Lender to have an aggregate principal amount of Revolving Credit Loans, Competitive Bid Loans and Short Term Outstandings which would exceed its Revolving Credit Committed Amount;

                 (iv) if clause (iii) above is inapplicable or if the allocation referred to in clause (iii) above does not provide for the making of all of the Requested Loans, the Funding Agent shall determine the identity of each Lender which on the date such Requested Loans are to be made (and after the application, if any, of clause
         (iii) above) has an Unutilized Commitment greater than zero (each such Lender herein called an "Applicable Lender") and the Funding Agent shall calculate the percentage (the "Applicable Percentage") equal to the quotient obtained by dividing each Applicable Lender's Committed Amount by the aggregate Committed Amounts of all Applicable Lenders;

                 (v) if, after the making of the Requested Loans (or, if clause (iii) above is applicable, the remaining portion thereof) in accordance with the respective Applicable Percentages of the Applicable Lenders, each Applicable Lender would have an Unutilized Commitment of either zero or greater than zero, then the Requested Loans (or such portion) shall be made in accordance with such Applicable Percentages;

                 (vi) if, after the making of the Requested Loans in accordance with the respective Applicable Percentages of the Applicable Lenders, any Applicable Lender would have an aggregate principal amount of Revolving Credit Loans, Competitive Bid Loans and Short Term Outstandings which would exceed its Revolving Credit Committed Amount, then the Funding Agent shall then identify the portion of the

         Requested Loans which, when made in accordance with the respective Applicable Percentages, would result in each Applicable Lender having an Unutilized Commitment of either zero or greater than zero, and such portion of the Requested Loans shall be made in accordance with the Applicable Percentages, with the Lenders whose Unutilized Commitments are greater than zero after such portion is made being referred to as the "Remaining Applicable Lenders";

                 (vii) if the procedure in clause (vi) above is applicable, the Funding Agent shall calculate the percentage equal to the quotient obtained by dividing each Remaining Applicable Lender's Committed Amount by the aggregate Committed Amounts of all Remaining Applicable Lenders (the "Revised Applicable Percentage") and shall calculate the next portion of the Requested Loans which, when made in accordance with the Revised Applicable Percentage, would result in each Applicable Lender having an Unutilized Commitment of either zero or greater than zero, and such portion of the Requested Loans shall be made in accordance with such Revised Applicable Percentage; and

                 (viii) the Funding Agent shall continue to make calculations of Revised Percentages in accordance with clause (vii) above until the entire amount of the Requested Loans is allocated among Lenders.

                 (c) Calculation not to Include Certain Loans. In making calculations under paragraph (b) of this Section 2.12 with respect to any Requested Loans, no effect shall be given to Competitive Bid Loans or Short Term Advances notice of the request for which has not been received by the Funding Agent prior to the Funding Agent's receipt of the Borrower's request for such Requested Loans.

                 (d) Use of Proceeds of Certain Revolving Credit Loans. If any Competitive Bid Loans mature on a day on which Revolving Credit Loans are being made, the proceeds of such Revolving Credit Loans (to the extent not used to pay other Revolving Credit Loans or Short Term Advances) shall be applied to pay such Competitive Bid Loans. The Funding Agent shall take such application into account in making the calculations required under paragraph (b) of this
Section 2.12.

                 (e) Several Obligations. The failure of any Lender to make a Revolving Credit Loan shall not relieve any other Lender of its obligation to lend hereunder, but neither Agent nor any Lender shall be responsible for the failure of any other Lender to make a Revolving Credit Loan.

                 2.13.  Additional Compensation in Certain Circumstances.

                 (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or change therein or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) adopted or made after the date hereof:

                 (i) subjects any Lender or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Lender or such Notional Euro-Rate Funding Office imposed by the jurisdictions (federal, state and local) in which the Lender's principal office or Notional Euro-Rate Funding Office is located),

                 (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Lender or any Notional Euro-Rate Funding Office (other than requirements expressly included herein in the determination of the CD Rate or the Euro-Rate, as the case may be, hereunder),

                 (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender or any Notional Euro-Rate Funding Office, or (B) otherwise applicable to the obligations of any Lender or any Notional Euro-Rate Funding Office under this Agreement, or

                 (iv) imposes upon any Lender or any Notional Euro-Rate Funding Office any other condition or expense directly related to this Agreement, the Notes or its making, maintenance or funding of any Loan and the result of any of the foregoing is determined by any Lender to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon such Lender, any Notional Euro-Rate Funding Office or, in the case of clause (iii) hereof, any Person controlling a Lender, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender's or controlling Person's capital, taking into consideration such Lender's or controlling Person's policies with respect to capital adequacy) by an amount which such Lender deems to be material (such Lender being deemed for this purpose to have made, maintained or funded each Funding Segment of the CD Rate Portion and the Euro-Rate Portion from a Corresponding Source of Funds), such Lender may from time to time promptly notify the Borrower of the amount determined in good faith (using any reasonable averaging and attribution methods) by such Lender (which determination shall be conclusive absent manifest error) to be necessary to compensate such Lender or such Notional Euro-Rate Funding Office for such increase, reduction or imposition. The Borrower shall have no obligation to reimburse a Lender under this Section 2.13(a) for any amount with respect to any such increase, reduction or imposition which amount is attributable to a period of more than 60 days ending prior to the date of such Lender's first notice to the Borrower of such increase, reduction or imposition. Each Lender will notify the Borrower and each Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.13 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Each Lender will furnish the Borrower and each Agent with a statement setting forth in reasonable detail the basis, the manner of calculation and the amount of each request by such Lender for compensation from the Borrower under this Section 2.13. Such amount shall be due and payable by the Borrower to such Lender five Business Days after such notice is given. In the event that after the Borrower shall have paid any additional amount under this Section 2.13(a) with respect to any Loan such Lender shall have successfully contested such law, regulation, treaty, order, directive, interpretation or condition, then, to the extent that such Lender is or will be placed in the same position it was prior to the incurrence of the additional costs received or receivable (on an after-tax basis) and its contest of such law, regulation or other condition, such Lender shall refund to the Borrower such additional amount or any portion thereof with respect to which such Lender is or will be placed in such position.

                 (b) Funding Breakage. In addition to the compensation required under Section 2.13(a) hereof, the Borrower shall indemnify each Lender against any loss or expense (including loss of margin) which such Lender has incurred as a consequence of:

                 (i) any payment, prepayment or conversion of any part of any Funding Segment of any CD Rate Portion or Euro- Rate Portion of the Loans on a day other than the last day of the corresponding Funding Period or any prepayment of any Competitive Bid Loan or any Short Term Advance (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due),

                 (ii) any attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or in part any notice stated herein to be irrevocable (the Funding Agent having in its sole discretion the options (A) to give effect to such attempted revocation provided that indemnity under this Section 2.13(b) is obtained or (B) to treat such attempted revocation as having no force or effect, as if never made), or

                 (iii) any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, commitment fee, facility fee or any other amount due hereunder or under any Note.

                 If any Lender sustains or incurs any such loss or expense it shall from time to time notify the Borrower and the Funding Agent in writing setting forth in reasonable detail the amount determined in good faith by such Lender (which determination shall be conclusive absent manifest error) to be necessary to indemnify such Lender for such loss or expense. Such amount shall be due and payable by the Borrower to the Funding Agent for the account of such Lender, five Business Days after such notice is given.

                 (c) Additional Interest. (i) So long as any Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including loans made with reference to the CD Rate, such Lender may require the Borrower to pay, but only in respect of any period during which such reserves shall actually be maintained by such Lender, additional interest on the unpaid principal amount of the CD Rate Portion of the Loans, at an interest rate per annum equal at all times during each CD Rate Funding Period to the difference obtained by subtracting (A) the CD Rate for such CD Rate Funding Period from (B) the rate obtained by dividing such CD Rate referred to in clause (A) above by that percentage equal to 100% minus the CD Rate Reserve Percentage of such Lender for such CD Rate Funding Period, payable on each date on which interest is payable on such CD Rate Portion.

                 (ii) So long as any Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, such Lender may require the Borrower to pay, but only in respect of any period during which such reserves shall actually be maintained by such Lender, additional interest on the unpaid principal amount of the Euro-Rate Portion of the Loans, at an interest rate per annum equal at all times during each Euro-Rate Funding Period to the difference obtained by subtracting (A) the Euro-Rate for such Euro-Rate

         Funding Period from (B) the rate obtained by dividing such Euro-Rate referred to in clause (A) above by that percentage equal to 100% minus the Euro-Rate Reserve Percentage of such Lender for such Euro-Rate Funding Period, payable on each date on which interest is payable on such Euro-Rate Portion.

                 (iii) If any Lender shall claim entitlement to any additional amount pursuant to this Section 2.13(c), then such Lender shall deliver to the Borrower a certificate setting forth the basis for the determination thereof as promptly as practicable. More than one such certificate may be so delivered. Each such certificate shall be conclusive and binding for all purposes as to the amount due absent manifest error. The Borrower shall pay to each Lender the amount shown as due on any such certificate within five days after its receipt of the same.

                 2.14  Payments Generally; Interest on Overdue Amounts.

                 (a) Payments Generally. All payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrower hereunder or under any Loan Document in Dollars shall be payable at 12:00 o'clock Noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Lender subject to a withholding deduction under Section 2.15(c) hereof. Except for payments under Sections 2.03(q), 2.13 and 9.06 hereof, such payments shall be made to the Funding Agent at its Office in Dollars in funds immediately available at such Office, and payments under Sections 2.13 and 9.06 hereof shall be made to the applicable Lender at such domestic account as it shall specify to the Borrower from time to time in funds immediately available at such account. Any payment or prepayment received by the Funding Agent or such Lender after 12:00 o'clock Noon, Pittsburgh time, on any day shall be deemed to have been received on the next succeeding Business Day. The Funding Agent shall distribute to the Lenders all such payments received by it from the Borrower as promptly as practicable after receipt by the Funding Agent. If and to the extent that the Funding Agent has not forwarded to any Lender such Lender's share of any such payment on the same Business Day as such payment is received (or deemed received) from the Borrower, the Funding Agent shall pay to such Lender interest on such amount at the Federal Funds Effective Rate for each day until such payment is made. Upon termination of this Agreement and payment in full of all principal, interest, fees, expenses and other amounts due from the Borrower hereunder or under any other Loan Document, each Lender will promptly mark its Notes "cancelled" and forward them to the Administrative Agent for delivery to the Borrower.

                 (b) Interest on Overdue Amounts. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum based on a year of 365 or 366 days, as the case may be, and actual days elapsed (in the case of any Portion of Loans bearing interest at the Base Rate Option) and 360 days and actual days elapsed (in the case of any Portion of Loans bearing interest at the CD Rate Option or the Euro-Rate Option) which for each day shall be equal to the following:

                 (i) In the case of any part of the CD Rate Portion or Euro-Rate Portion of any Loans, (A) until the end of the applicable then-current Funding Period at a rate per annum 2% above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause (ii); and

                 (ii) In the case of any other amount due from any Borrower hereunder or under any Loan Document, 2% above the then-current Base Rate.

                 2.15  Taxes.

                 (a) Payments Net of Taxes. All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

                 (i) in the case of each Agent and each Lender, income or franchise taxes imposed on such Agent or such Lender by the jurisdiction under the laws of which such Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

                 (ii) in the case of each Lender, income or franchise taxes imposed by any jurisdiction in which such Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to either Agent or any Lender under this Agreement or any other

Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement, as promptly as possible thereafter, the Borrower shall send to the Funding Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. In the event that after the Borrower shall have paid any additional amount under this Section 2.15(a) with respect to any Loan the Lender shall have received a refund of any Taxes paid by the Borrower with respect to payments made in connection with this Agreement, then, to the extent that such Lender receives a refund of all or a portion of such Taxes from the Governmental Authority to whom such Taxes were paid by the Borrower, such Lender shall refund to the Borrower such additional amount or any portion thereof with respect to which such Lender receives such refund. Nothing contained in this paragraph (a) shall require any Lender or Agent to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

                 (b) Indemnity. The Borrower hereby indemnifies each Agent and each of the Lenders for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any of the other Loan Documents, any such Taxes paid by such Agent or such Lender, as the case may be, any present or future claims, liabilities or losses with respect to or resulting from any omission of the Borrower to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by such Agent or such Lender as a result of any failure of the Borrower to pay such Taxes), whether or not such Taxes were correctly or legally asserted.
Such indemnification shall be made within 30 days from the date such Lender or such Agent, as the case may be, makes written demand therefor.

                 (c) Withholding and Backup Withholding. Each Lender that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the Closing Date (or, with respect to any Lender which becomes a party to this Agreement pursuant to Section 9.14 hereof, the Transfer Effective Date), it will furnish to the Borrower and each Agent

                 (i) two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, and

                 (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

Each Lender which so delivers to the Borrower and each Agent a Form 1001 or 4224 and Form W-8 or W-9 applicable forms (the "Forms") agrees to deliver to the Borrower and each Agent two further copies of the Forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrower and either Agent, certifying in the case of a Form 1001 or Form 4224 that such Lender is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and each Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to pay any additional amounts pursuant to this Section 2.15 or pursuant to Section 2.13 if the obligation to pay such additional amounts would not have arisen but for the failure by any Lender to comply with its obligations hereunder, or if such Lender shall have delivered the appropriate Forms and such Lender is not entitled to exemption from deduction or withholding of U.S. federal income tax in respect of payments made by the Borrower hereunder for any reason other than a change in U.S. law or regulations or in the official interpretation thereof after the date of delivery of such Forms.

                 2.16.  Funding by Branch, Subsidiary or Affiliate.

                 (a) Notional Funding. Each Lender shall have the right from time to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of such Lender to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate

Funding Office." Such Lender shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.07(e)(ii) hereof or would lessen compensation payable by the Borrower under Sections 2.13(a) or 2.15(b) hereof, and provided that such Lender determines in its sole discretion that such transfer would be practicable and would not have a material adverse effect on such part of the Loans, such Lender or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by such Lender without regard to such Lender's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Lender.

                 (b) Actual Funding. Each Lender shall have the right from time to time to make or maintain any part of the Euro-Rate Portion by arranging for a branch, subsidiary or affiliate of such Lender to make or maintain such part of the Euro-Rate Portion. Such Lender shall have the right to (i) hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrower to issue one or more promissory notes in the principal amount of such Euro-Rate Portion, in substantially the form attached hereto as Exhibit A with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrower. The Borrower agrees to comply promptly with any request under subsection (ii) of this Section 2.16(b). If any Lender causes a branch, subsidiary or affiliate to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate Portion were made or maintained and such note were a Revolving Credit Note payable to such Lender's order.

         2.17. Extension of Revolving Credit Maturity Date. On and after the first Anniversary Date hereof, the Revolving Credit Maturity Date and the Competitive Bid Expiration Date may be extended for successive one year periods at the request of the Borrower with the express consent of each Lender (to be at such Lender's sole discretion) as provided below. Not later than the date 60 days prior to each Anniversary Date, the Borrower shall, at its option, in a written notice to the Administrative Agent request (an "Extension Request") that the Revolving Credit Maturity Date be extended for a period of one year. The Administrative Agent shall promptly inform the Lenders of such Extension Request. Each Lender that agrees with such Extension

Request shall deliver to the Administrative Agent its express written consent thereto no later than such Anniversary Date. If (i) any Lender notifies the Administrative Agent in writing prior to such Anniversary Date that it will not consent to such Extension Request or (ii) all of the Lenders have not in writing expressly consented to any such Extension Request as provided in the preceding sentence, then the Administrative Agent shall so notify the Borrower and the Borrower, at its option, may replace each Lender which has not agreed to such Extension Request (a "Nonextending Lender") with another commercial lending institution reasonably satisfactory to each Agent (a "Replacement Lender") by giving (not later than 160 days after such Anniversary Date) notice of the name of such Replacement Lender to the Administrative Agent. Upon receipt by it of any such notice, the Administrative Agent shall inform the Funding Agent of the name of such proposed Replacement Lender. Unless either Agent shall object to the identity of such proposed Replacement Lender prior to the date 170 days after such Anniversary Date, upon notice from the Administrative Agent, each Nonextending Lender shall promptly (but in no event later than the date which is sixty days after such Anniversary Date) assign all of its interests hereunder to such Replacement Lender in accordance with the provisions of Section 9.14(c) hereof. If all Lenders consent to any such Extension Request (or, if all Nonextending Lenders are replaced in accordance with this Section), then as of 5:00 p.m. New York time on the date which is 180 days after such Anniversary Date the Revolving Credit Maturity Date shall be deemed to have been extended for, and shall be the date, one year after the then effective Revolving Credit Maturity Date, and if the Revolving Credit Maturity Date is so extended, the Competitive Bid Expiration Date (as such dates may have been previously extended pursuant to this Section) shall be deemed to have been extended for, and shall be the date, one year after the then effective Competitive Bid Expiration Date.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                 The Borrower hereby represents and warrants to each Agent and each Lender as follows:

                 3.01. Corporate Status. The Borrower and each Subsidiary thereof (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) has corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage; and (c) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary, except for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

Schedule 3.01 hereof states as of the date hereof the jurisdiction of incorporation of the Borrower, each Significant Subsidiary and each Special Purpose Subsidiary.

                 3.02. Corporate Power and Authorization. The Borrower has the corporate power to execute, deliver and perform the Loan Documents to be executed by it, has the power to borrow hereunder and has taken all necessary corporate action to authorize the borrowings hereunder on the terms and conditions of this Agreement, has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien of right or distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by it, or the validity, enforcement or priority, of the Loan Documents to be executed by it, except as set forth on Schedule 3.02 hereto, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect and is sufficient for its intended purpose.

                 3.03. Execution and Binding Effect. This Agreement and each other Loan Document to which the Borrower is a party has been, or upon its execution and delivery will be, duly executed and delivered by the Borrower and each constitutes, or upon its execution and delivery will constitute, the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which questions the validity or the enforceability of any of the Loan Documents.

                 3.04. Governmental Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary or advisable in connection with execution and delivery of this Agreement or any other Loan Document, consummation by the Borrower of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof or thereof. Neither the Borrower nor any Subsidiary thereof is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any Federal or state statute or regulation limiting the Borrower's ability to incur Indebtedness for money borrowed. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 3.05. Absence of Conflicts. The execution and delivery by the Borrower of this Agreement and each other Loan Document to which it is a party and performance by it hereunder and thereunder, will not violate any Law (including, without limitation, Regulations G, U, T and X of the Federal Reserve Board) and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or its certificate of incorporation or by-laws or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which it is a party (by successor in interest or otherwise), or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower or any of its Subsidiaries.

                 3.06. Audited Financial Statements. The Borrower has heretofore furnished to each Agent and each Lender consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 1993 and December 30, 1994 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, as examined and reported on by Coopers & Lybrand, independent certified public accountants for the Borrower, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its consolidated Subsidiaries as of the end of each such fiscal year and the results of their operations and their cash flows for the fiscal years then ended, all in conformity with GAAP.

                 3.07. Absence of Undisclosed Liabilities. Neither the Borrower nor any Subsidiary of the Borrower has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (a) as disclosed in the financial statements referred to in Section 3.06 hereof, (b) matters that, individually or in the aggregate, in the Borrower's reasonable judgment, could not have a Material Adverse Effect and (c) liabilities, obligations, commitments and losses incurred after December 30, 1994 in the ordinary course of business and consistent with past practices. As of the Closing Date, neither the Borrower nor any

Subsidiary of the Borrower has any Indebtedness other than the Indebtedness of the Borrower and its Subsidiaries set forth on Schedule 3.07 hereto.

                 3.08. Absence of Material Adverse Changes. Since December 31, 1994, there has been no material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

                 3.09. Accurate and Complete Disclosure. No information heretofore, contemporaneously or hereafter provided by or on behalf of the Borrower or any Subsidiary thereof in writing to either Agent or any Lender in writing pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances in which it was provided. The Borrower has disclosed to each Agent and each Lender in writing every fact or circumstance known to the Borrower which has, or which in the foreseeable future will have, a Material Adverse Effect.

                 3.10. Margin Regulations. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock", as such term is used in Regulations G and U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock." Neither the Borrower nor any Subsidiary thereof is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock." Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                 3.11. Subsidiaries. Schedule 3.11 hereof states as of the Closing Date each Significant Subsidiary of the Borrower and the percentage of outstanding shares owned by the Borrower and by each Significant Subsidiary. The outstanding shares of each Subsidiary of the Borrower have been duly authorized and validly issued and are fully paid and nonassessable. The Borrower and each Significant Subsidiary thereof owns beneficially and of record and has good title to all of the shares represented by the ownership percentage shown in such Schedule 3.11, free and clear of any Lien. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Subsidiary to issue any shares of its capital stock or any other securities.
As of the Closing Date, no Subsidiary has outstanding any class of preferred stock or any class of common stock with a prior right to dividends.

                 3.12. Partnerships, etc. As of the Closing Date, neither the Borrower nor any Significant Subsidiary thereof is a partner (general or limited) of any partnership, is a party to any joint venture or owns (beneficially or of record) any equity or similar interest in any Person (including but not limited to any interest pursuant to which the Borrower or such Significant Subsidiary has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person), except for the partnership interests set forth in Schedule 3.12 hereof.

                 3.13. Litigation. There is no pending or (to the Borrower's knowledge) threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower or any Subsidiary of the Borrower, except for (a) matters described in the financial statements referred to in Section 3.06 hereof, and (b) matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 3.14. Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

                 3.15. Absence of Other Defaults. Neither the Borrower nor any Subsidiary thereof is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party (by successor in interest or otherwise) or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which individually or in the aggregate, would have a Material Adverse Effect. The Borrower and each Subsidiary thereof have complied and are in compliance in all respects with all Laws, except for such instances of non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 3.16. Insurance. The policies, binders or self-insurance programs for fire, liability, product liability, workmen's compensation, vehicular and other insurance currently held by or on behalf of the Borrower and each Subsidiary thereof insure its properties and business activities against such losses and risks as are adequate to protect its properties in accordance with customary industry practice when entered into or renewed. To the best knowledge of the Borrower, all such policies, binders and self-insurance programs are in full force and effect. As of the date hereof, neither the Borrower nor, to the best knowledge of the Borrower, any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance and, to the best knowledge of the

Borrower, no such improvements or expenditures are required. As of the date hereof, neither the Borrower nor, to the best knowledge of the Borrower, any of its Subsidiaries has received notice of cancellation of any material insurance policy or binder.

                 3.17. Title to Property. The Borrower and each Subsidiary thereof has good and marketable title in fee simple to all real property owned or purported to be owned by it and necessary for the operation of its business and good title to all other property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in Section 3.06 hereof or submitted pursuant to Section 5.01(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet or, after the Closing Date, as otherwise expressly permitted by the Loan Documents) in each case free and clear of all Liens, other than Permitted Liens or Liens permitted pursuant to Section 6.02 hereof.

                 3.18. Intellectual Property. The Borrower and each Subsidiary thereof owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others, except for such instances of non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 3.19. Taxes. The Borrower and each Subsidiary thereof have filed all Federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof except for taxes not yet due and except for those the amount or validity of which is currently being contested in good faith by appropriate proceedings. Except to the extent that reserves therefor are reflected in the financial statements, to the best knowledge of the Borrower (a) there are no material Federal, state or local tax liabilities of the Borrower or any of its Subsidiaries due or to become due for any tax year ended on or prior to the Closing Date relating to the Borrower or any of its Subsidiaries, whether incurred in respect of or measured by the income of the Borrower or any of its Subsidiaries, which are not properly reflected in the financial statements delivered pursuant to Section 3.06, and (b) there are no material claims pending, proposed or threatened against the Borrower or any of its Subsidiaries for past Federal, state or local taxes, except those, if any, as to which proper reserves in accordance with GAAP are reflected in such financial statements.

                 3.20. Employee Benefits. (a) No borrowing contemplated by this Agreement is a transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to
Section 4975 of the Code or a civil penalty assessed pursuant to Section 502(i) of ERISA (assuming that monies other than monies representing plan assets are borrowed hereunder). Neither the Borrower, any of its Subsidiaries nor any other Person, including any fiduciary, has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject any of the Benefit Plans, the Borrower, or any Subsidiary (or any entity which they have an obligation to indemnify) to any tax or penalty imposed under 4975 of the Code or Section 502(i) of ERISA or any other material liability under a foreign law of similar nature which alone or together with any other item described in this Section 3.20 would have a Material Adverse Effect.

                 (b) Neither the Borrower nor any of its Significant Subsidiaries (including any member of their respective Controlled Group) (i) has incurred or expects to incur any liability under Title IV of ERISA or
Section 502(g) of ERISA or any analogous provision relating to Section 515 of ERISA or (ii) has become subject or expects to be subject to the lien described in Section 412(n) of the Code, which alone or together with any other item described in this Section 3.20 would have a Material Adverse Effect.

                 (c) The Pension Plans do not have an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. No Pension Plan has benefit liabilities as defined in Section 4001(a)(16) of ERISA which exceed the assets of such Pension Plan by such an amount that the termination of such Pension Plan alone or together with any other item described in this Section would have a Material Adverse Effect. The Borrower has received a favorable determination letter from the IRS with respect to all Pension Plans except for such Pension Plans with respect to which the failure to receive such a favorable determination would not alone or together with any other item described in this Section 3.20 have a Material Adverse Effect and nothing has happened since the date of such letter that has adversely affected such qualification. There is no Lien outstanding or security interest given in connection with a Pension Plan or under Title IV of ERISA which would exceed the percentage limitations of
Section 6.02(a) hereof. As of the date hereof, the Borrower has received both IRS and PBGC approval with respect to any terminated Benefit Plans subject to Title IV of ERISA.

                 (d) Neither the Borrower nor any of its Subsidiaries (including any member of their respective Controlled Group) is in default in any material respect under any Benefit Plan and all Benefit Plans are administered in accordance with their terms and are in all material respects in compliance with all applicable

Laws, except where any such default or failure to comply would not alone or together with any other item described in this Section 3.20 have a Material Adverse Effect.

                 3.21  Environmental Matters

                 (a) The Borrower and each Significant Subsidiary of the Borrower, to its knowledge, has been operated in compliance with all applicable Requirements of Law, except for (i) matters set forth in Schedule 3.21(a) hereof and (ii) matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (b) The Borrower and each Significant Subsidiary of the Borrower, to its knowledge, has obtained all Environmental Permits required by applicable Requirements of Law for the ownership and operation of their respective properties, and all such Environmental Permits are in full force and effect or the Borrower and each Significant Subsidiary of the Borrower, as the case may be, has made all appropriate filings for issuance or renewal of such Environmental Permits, except for (i) matters set forth in Schedule 3.21(b) hereof, and (ii) matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (c) The Borrower and each Significant Subsidiary of the Borrower, to its knowledge, is not aware of any acts, omissions, events or circumstances that may interfere with or prevent continued compliance with the Requirements of Law and Environmental Permits referred to in (a) and (b) above, except for (i) matters set forth in Schedule 3.21(c) hereof, and (ii) matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (d) The Borrower and each Significant Subsidiary of the Borrower will use its best efforts to comply with all Requirements of Law and obtain all Environmental Permits which may be legally imposed in the future in jurisdictions in which the Borrower and each Significant Subsidiary, as the case may be, may then be doing business; provided, however, that the Borrower and each Significant Subsidiary shall not be deemed to be in violation of
Section 3.21 of this Agreement as a result of any failure to comply with any provisions of such Requirements of Law and Environmental Permits (i) the applicability or validity of which is being contested by the Borrower or any of its Significant Subsidiaries in good faith and by appropriate proceedings, or
(ii) the noncompliance with which would not result in fines, penalties, injunctive relief of other civil or criminal liabilities which, individually or in the aggregate, would have a Material Adverse Effect.

                 (e) The Borrower and each Significant Subsidiary of the Borrower, to its knowledge, has not received notice of any asserted or threatened claim, action, suit, proceeding, hearing, investigation or request for information relating to any Environmental Matter, except for (i) matters set forth in Schedule 3.21(e) hereof, and (ii) matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (f) The Borrower and each Significant Subsidiary of the Borrower, to its knowledge, has not received notice from any governmental authority that any of them is a potentially responsible party under any Requirements of Law at any disposal site containing Hazardous Materials, nor received any notice that any lien under any Requirements of Law against any property of the Borrower or Significant Subsidiary of the Borrower exists, except for (i) matters setting forth in Schedule 3.21(f) hereof, and (ii) matters, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE IV
                             CONDITIONS OF LENDING

                 4.01. Conditions to Initial Loans. The obligation of each Lender to make Loans on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent, in addition to the conditions precedent set forth in Section 4.02 hereof:

                 (a) Agreement; Notes. The Administrative Agent shall have received executed counterparts of this Agreement for each Lender, duly executed by the Borrower, each Agent and each Lender, and executed Revolving Credit Notes, Competitive Bid Loan Notes and Short-Term Advance Notes conforming to the requirements hereof, duly executed on behalf of the Borrower.

                 (b) Corporate Proceedings. The Administrative Agent shall have received, with a counterpart for each Lender, certificates by the Secretary or Assistant Secretary of the Borrower dated as of the Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of the Borrower in effect on such date, (ii) true copies of all corporate action taken by the Borrower relative to this Agreement and the other Loan Documents and
         (iii) the incumbency and signature of the respective officers of the Borrower executing this Agreement and the other Loan Documents to which the Borrower is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Administrative Agent shall have received, with a copy for each Lender, certificates from the appropriate Secretary of State or other applicable Governmental Authority dated not more than 30 days before the Closing Date showing the good standing of the Borrower in its state of incorporation.

                 (c) Financial Statements. The Administrative Agent shall have received, with a counterpart for each Lender, copies of the consolidated financial statements referred to in Section 3.06 hereof.

                 (d) Legal Opinion of Counsel to the Borrowers. The Administrative Agent shall have received, with an executed counterpart for each Lender, opinions addressed to the Agents and each Lender, dated the Closing Date, of (i) Steven I. Weinstein, Esquire, Deputy General Counsel of the Borrower, and (ii) White & Case, special New York counsel to the Borrower, each in a form reasonably satisfactory to the Administrative Agent.

                 (e) Fees, Expenses, etc. All fees and other compensation required to be paid to each Agent or the Lenders pursuant hereto or pursuant to any other written agreement on or prior to the Closing Date shall have been paid or received.

                 (f) Additional Matters. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to each Agent and each Lender.

                 4.02. Conditions to All Loans. The obligation of each Lender to make any Loan (including the initial Loans) is subject to satisfaction of the following further conditions precedent:

                 (a) Notice. Appropriate notice of such Loan shall have been given by the Borrower as provided in Article II hereof.

                 (b) Representations and Warranties. Each of the representations and warranties made by the Borrower herein shall be true and correct in all material respects on and as of such date as if made on and as of such date (except with respect to representations and warranties which specifically refer to an earlier date, which shall be true and correct in all material respects as of such earlier date), both before and after giving effect to the Loans requested to be made on such date, except that the foregoing shall not apply to the representations and warranties set forth in 3.08 hereof in the case of any Loans the proceeds of which are used solely to repay Loans maturing on such date.

                 (c) No Defaults. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                 (d) No Violations of Law, etc. Neither the making nor use of the Loans shall cause any Lender to violate or conflict with any Law.

Each request by the Borrower for any Loan (including the initial Loans) shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 4.02 have been satisfied as of the date of such request. Failure of the Funding Agent to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section
4.02 have been satisfied as of the date such Loan is made.


                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

                 The Borrower hereby covenants to each Agent and each Lender as follows:

                 5.01.  Basic Reporting Requirements.

                 (a) Annual Audit Reports. The Borrower shall deliver to the Administrative Agent, with a copy for each Lender, as soon as available, but in any event within 90 days after the last day of each of its fiscal years, a consolidated balance sheet of the Borrower as at such last day of the fiscal year, and the related consolidated statement of income and retained earnings and changes in financial position, for such fiscal year, each prepared in accordance with GAAP (except as required by any change in accounting principles or concurred in by the Borrower's independent certified public accountants), in reasonable detail, and, as to the financial statements, certified without qualification (other than relating to a change in accounting principles with which such accountants concur and other than any other qualification which the Administrative Agent and the Required Lenders deem, in their reasonable judgment, to be immaterial) by Coopers & Lybrand or another firm of independent certified public accountants satisfactory to the Administrative Agent as fairly presenting the financial position and the results of operations of the Borrower as at and for the year ending on such date and as having been prepared in accordance with GAAP.

                 (b) Quarterly Consolidated Reports. The Borrower shall deliver to the Administrative Agent, with a copy for each Lender, as soon as available, but in any event within 45 days after the end of each of the Borrower's fiscal quarterly periods, a consolidated balance sheet of the Borrower as of the last day of such quarter and consolidated statement of income and retained earnings and changes in financial position, for such quarter, and on a comparative basis figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of a Responsible Officer of the Borrower, as the case may be, as fairly presenting the financial position and the results of operations of the Borrower as at such date and for such quarter and as having been prepared in accordance with GAAP (subject to customary year-end audit adjustments).

                 (c) Quarterly Compliance Certificates. The Borrower shall deliver to the Administrative Agent, with a copy for each Lender, a Quarterly Compliance Certificate in substantially the form set forth as Exhibit F hereto, duly completed and signed by a Responsible Officer of the Borrower concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section 5.01. Each such Quarterly Compliance Certificate shall in addition include a listing, as of the end of the most recently completed fiscal quarter, showing the respective amounts of Indebtedness for borrowed money of each Subsidiary (other than any Special Purpose Subsidiary) of the Borrower which is organized under the laws of a jurisdiction outside the United States. To the extent such information is not included in the financial statements delivered pursuant to Section 5.01(a) hereof, each Quarterly Compliance Certificate with respect to the last quarter of a fiscal year shall in addition include a listing, as of the end of such quarter, of the respective amounts of Indebtedness for borrowed money of each Special Purpose Subsidiary of the Borrower which is organized under the laws of a jurisdiction outside the United States.

                 (d) Certain Other Reports and Information. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Administrative Agent, with a copy for each Lender, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, and (ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its stockholders or bondholders.

                 (e) Further Information. The Borrower will promptly furnish to the Administrative Agent, with a copy for each Lender, such other information and in such form as either Agent or any Lender may reasonably request from time to time.

                 (f) Notice of Certain Events. Promptly upon becoming aware of any of the following, the Borrower shall give the Administrative Agent notice thereof, together with a written statement of a Responsible Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

                 (i) Any Event of Default or Potential Default; provided, however, that the Borrower shall not be required to deliver notice of any violation of any covenant contained in Article V hereof (other than Section 5.01 hereof) during the 30 days immediately following the first occurrence of such violation if the Borrower reasonably believes that such violation will be cured within such 30 day period; and provided, further, that the Borrower shall not be required to deliver notice of any violation of any covenant contained in Section 5.01 hereof (other than subparagraph (f)(i) thereof) during the first 10 days after the first occurrence of such violation if the Borrower reasonably believes that such violation will be cured within such 10 day period.

                 (ii) Any change in the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

                 (iii) Any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against the Borrower or any Subsidiary, except for matters that, if adversely decided, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                 (iv) Any violation, breach or default by the Borrower or any Subsidiary of the Borrower of or under any agreement or instrument material to the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole which could in the reasonable judgment of the Borrower have a Material Adverse Effect.

                 (v) Any material correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Benefit Plan or Pension Plan, relating to an actual or threatened change or development which would materially and adversely affect the financial condition of the Borrower and its Subsidiaries taken as a whole; and (ii) copies of any notices from the PBGC to the Borrower with respect to the intent of the PBGC to institute involuntary proceedings.

                 (vi) Any Environmental Claim pending or threatened against the Borrower or any Significant Subsidiary of the Borrower, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Hazardous Material at, on or under any facility or property now or previously owned, operated or leased by the Borrower or any Significant Subsidiary of the Borrower) that could form the basis of such Environmental Claim, which Environmental Claim, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 (g) Visitation; Verification. The Borrower shall, and shall cause each of its Subsidiaries to, permit the Lenders to make or cause to be made, at their own expense (and with respect to the Administrative Agent on behalf of the Lenders, after the occurrence of and during the continuance of an Event of Default, at the Borrower's expense), inspections and audits of any of its books, records and papers and to make extracts therefrom and copies thereof, or to make inspections and examinations of any of its properties and facilities (including, without limitation, any Project sites), on reasonable notice, at all such reasonable times and as often as any Lender may reasonably require, in order to assure that the Borrower and its Subsidiaries are and will be in compliance with their respective obligations under the Loan Documents or to evaluate the Lenders' investment in the then outstanding Notes. The Borrower shall have the right to have an authorized representative present during the inspection and examination of any of the Borrower's or any of its Subsidiaries' properties and facilities; provided, however, that the exercise of such right shall not delay or hinder the Lenders' right to such inspection and examination.

                 (h) Designated Subsidiaries List. At the time of delivery of financial statements pursuant to Section 5.01(a) hereof and at the time of each change in the composition of Subsidiaries which are Designated Subsidiaries the Borrower will furnish to the Administrative Agent a complete list of the Designated Subsidiaries.

                 The Administrative Agent shall promptly deliver to each Lender copies of all notices received pursuant to this Section 5.01.

                 5.02. Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, maintain, at its expense, and keep in effect with responsible insurance companies, such liability insurance for bodily injury and third party property damage as is customary in the case of corporations engaged in the same or similar business or having similar properties, similarly situated, provided, however, that the Borrower may maintain a system of self-insurance in accordance with sound business practice as is customary for corporations having a similar net worth as the Borrower. The Borrower shall, and shall cause each of its Subsidiaries to, keep and maintain, at its expense, its real and personal property insured against loss or damage by fire, theft, explosion, spoilage, and all other risks ordinarily insured against by other owners or users of such properties in similar businesses in an amount equal to the full replacement or cash value thereof, subject to deductible amounts which the Borrower, in its reasonable judgment, deems prudent. The Borrower shall, and shall cause each of its Subsidiaries to, carry all insurance required by Law to cover its obligations to the PBGC.

                 5.03. Payment of Taxes and Other Potential Charges and Priority Claims. The Borrower shall, and shall cause each Subsidiary to, pay or discharge

                 (a) on or prior to the date on which penalties are imposed by a taxing authority with respect thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

                 (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                 (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced the Borrower or such Subsidiary need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor, and (z) such failure will not have a Material Adverse Effect.

                 5.04. Preservation of Corporate Status. The Borrower shall, and shall cause each of its Subsidiaries to, do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business; provided, however, that nothing in this Section 5.04 shall prevent the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business of such entity; and provided further, that nothing in this
Section 5.04 shall prevent the Borrower or any of its Subsidiaries from failing to maintain or terminating any right, privilege or permit, if such failure or termination is not disadvantageous in any material respect to the

Lenders, is not in violation of, will not cause an Event of Default under, any provision of this Agreement and does not have a material adverse effect on the ability of the Borrower to perform its obligations hereunder.

                 5.05. Governmental Approvals and Filings. The Borrower shall, and shall cause each Subsidiary to, keep and maintain in full force and effect all Governmental Actions necessary in connection with execution and delivery of any Loan Document, consummation of the transactions hereon or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

                 5.06. Maintenance of Properties. The Borrower shall, and shall cause each Subsidiary to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that they are able to serve the functions for which they are currently being used, except to the extent that the failure to do so would not have a Material Adverse Effect.

                 5.07. Avoidance of Other Conflicts. The Borrower shall not, and shall not permit any of its Subsidiaries to, violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with

                 (a) any Law,

                 (b) its articles of incorporation of by-laws (or other constituent documents), or

                 (c) any agreement or instrument to which it is party or by which any of them or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound except for matters which, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                 5.08. Financial Accounting Practices. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in accordance with normal business practice in which full and appropriate entries shall be made of all dealings or transactions in relation to its business and activities.

                 5.09. Use of Proceeds. The Borrower shall apply the proceeds of Loans hereunder for general corporate purposes. The Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose or in any manner inconsistent with any other provision of any Loan Document.

                 5.10. Continuation of or Change in Business. The Borrower and each of its Significant Subsidiaries shall continue to engage in substantially the same lines of business conducted and operated during the present and preceding fiscal year and reasonably related extensions thereof, and the Borrower shall not, and shall not permit any Significant Subsidiary to, engage in any other unrelated businesses.

                 5.11. Consolidated Tax Return. The Borrower shall not, and shall not suffer any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Borrower and its Subsidiaries.

                 5.12. Fiscal Year. The Borrower shall not, and shall not suffer any of its Subsidiaries to, change its fiscal year or fiscal quarter except in accordance with GAAP.

                 5.13. ERISA. The Borrower shall, and shall cause each of its Subsidiaries to

                 (a) comply with all applicable provisions of ERISA now and hereafter in effect, non-compliance with which would have a Material Adverse Effect; and

                 (b) as soon as possible and, in any event, within 10 days after the Borrower knows or has reason to know that a Reportable Event has occurred with respect to a Pension Plan, that a transaction prohibited under ERISA, the Code or a foreign law of similar nature has occurred resulting in a material liability to a Benefit Plan, the Borrower or any of its Subsidiaries (or any entity which they have an obligation to indemnify), that an accumulated funding deficiency has been incurred or an application is to be or has been made to the Secretary of the Treasury for a waiver of the minimum funding standard with respect to an accumulation funding deficiency of $100,000 or more, that a failure to make timely contributions to a Pension Plan may give or has given rise to a lien in a material amount, that an amendment to a Pension Plan may require or requires the granting of a security interest in a material amount, that proceedings are likely to be or have been instituted to terminate a Pension Plan, or that the Borrower, any of its Significant Subsidiaries or a member of their respective Controlled Group will or may incur any material liability under Section 502(g) or any analogous provision relating to Section
         515 or Title IV of ERISA, the Borrower will deliver to the Lenders a certificate of a financial officer setting forth details as to such occurrence and action, if any, which the Borrower, such Subsidiary or the respective member of their Controlled Group is required or proposes to take, together with any notices required or proposed to be filed with or by the Borrower, such Subsidiary or the member of their respective Controlled Group, the PBGC or the plan administrator with respect thereto. For purposes of this Section, an item is material if alone or taken with any other item in this Section, it results in a liability of $1,000,000 or more. Copies of any notices required to be delivered to the Lenders hereunder shall be delivered not later than 10 days after the later of the date such notice has been filed with the IRS or the PBGC or received by the Borrower, any of its Subsidiaries or members of their respective Controlled Group. Upon the request of the Agent or any of the Lenders made from time to time, the Borrower will deliver a copy of the most recent actuarial report and annual report completed with respect to any Benefit Plan and any other financial information the Borrower has with respect to the Benefit Plan.

                 5.14. Ratings. In the event that the Borrower has no rated senior unsecured long-term debt outstanding, the Borrower will request Moody's to assign the Borrower a "hypothetical senior long-term debt rating" and will request S&P to assign the Borrower an "issuer credit rating," such request to be made (i) not later than thirty days after delivery to the Administrative Agent of the financial statements called for by Section 5.01(a) hereof and, in addition, (ii) not later than thirty days after instructions by the Required Lenders to make such request, which instructions may be given no more frequently than once during any six-month period.


                                   ARTICLE VI
                               NEGATIVE COVENANTS

                 The Borrower hereby covenants to each Agent and each Lender as follows:

                 6.01.  Financial Covenants.

                 (a) Consolidated Fixed Charges Coverage Ratio. The Consolidated Fixed Charges Coverage Ratio shall be greater than 2.50 for each period of four consecutive fiscal quarters.

                 (b) Consolidated Leverage Ratio. The Consolidated Leverage Ratio shall not at any time prior to June 30, 1996 (or, if earlier, the date on which the Borrower has received cumulative net proceeds of $100,000,000 from the issuance of equity securities after the date of this Agreement) exceed 0.60 to
1.00 and shall not at any time thereafter exceed 0.50 to 1.00; provided, however, that in the calculation of Indebtedness solely for purposes of this
Section 6.01(b), (i) Indebtedness shall not include indebtedness for money borrowed incurred solely for the purpose of hedging foreign currency exchange risk for which the sole source of repayment is a cash collateral deposit, (ii) Indebtedness shall not include Indebtedness of any Special Purpose Subsidiary, (iii) with respect to Guarantees of obligations of any Special Purpose Subsidiary other than Guarantees solely for completion or operation of the related Project, an amount shall be included in Indebtedness of the Borrower equal to the lesser of the Indebtedness of such Special Purpose Subsidiary and the amount of such Guarantee, and (iv) with respect to Guarantees of completion or operation obligations of any Special Purpose Subsidiary, an amount shall be included in Indebtedness of the Borrower equal to 25% of the lesser of the outstanding amount of the Indebtedness of such Special Purpose Subsidiary and the maximum amount payable by the Borrower pursuant to such Guarantee (after giving effect to any Guarantee of obligations of such Special Purpose Subsidiaries included in clause (iii) above) until completion of the Project and operation thereof in accord with the operating standards required under the terms of the financing agreement of the Indebtedness of such Special Purpose Subsidiary, after which time no amount shall be included in such calculation, except that if at any time such Special Purpose Subsidiary is in default of its obligations (until such default is remedied or cured) under the financing agreement of such Indebtedness and the Borrower is obligated to make payments pursuant to such Guarantee, the amount to be included shall be 25% of the outstanding amount of the Indebtedness of such Special Purpose Subsidiary; and provided, further, that in the calculation of Indebtedness of the Borrower solely for the purposes of this Section 6.01(b), an amount shall be included on account of Letters of Credit equal to monetary damages, if any, which are due but unpaid according to the terms of any Project Documents to which the beneficiary of such Letter of Credit is entitled.

                 6.02. Liens. The Borrower shall not and shall not permit any of its Subsidiaries to create, or assume or permit to exist, any Lien on any of the properties or assets of the Borrower or any of its Subsidiaries (other than any Special Purpose Subsidiary), whether now owned or hereafter acquired except:

                 (a)  ERISA Liens and Liens not otherwise permitted under this
Section 6.02 securing Indebtedness of the Borrower or any of its Subsidiaries which Indebtedness and, in the case of ERISA Liens, the amount of the ERISA Liens, in the aggregate at any time outstanding, does not exceed 15% of the Consolidated Net Worth of the Borrower;

                 (b) Liens by a Borrower or Subsidiary on property or assets securing all or part of the purchase price thereof and Liens (whether or not assumed) existing on property or assets at the time of purchase thereof by the Borrower or a Subsidiary (hereinafter referred to individually as a "Purchase Money Security Interest"); provided, however, that:

                 (i) Such Purchase Money Security Interest is created before or substantially simultaneously with the purchase of such property or assets by the Borrower or such Subsidiary;

                 (ii) The transaction in which any Purchase Money Security Interest is proposed to be created is not then prohibited by this Agreement;

                 (iii) Any Purchase Money Security Interest shall attach only to the property or asset so acquired in such transaction or any addition thereto or replacement thereof and shall not extend to or cover any other assets or properties of the Borrower or any of its Subsidiaries; and

                 (iv) The Indebtedness secured or covered by any Purchase Money Security Interest together with any other Indebtedness secured by the property or asset acquired shall not exceed 100% of the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or prepaid from the proceeds of any borrowing by the Borrower or any of its Subsidiaries;

                 (c) Liens on the property or assets of the Borrower and its Subsidiaries in existence immediately prior to the Closing Date as listed on
Schedule 6.02 hereto, provided that no such Lien is spread to cover any additional property after the Closing Date and the amount of Indebtedness secured thereby is not increased, provided that the maturity of such Indebtedness may be extended or renewed;

                 (d) Liens on all or any part of the property or the assets of any Subsidiary in favor of the Borrower or any other Subsidiary (other than a Special Purpose Subsidiary) as security for the Indebtedness owing to the Borrower or such other Subsidiary;

                 (e) Liens (whether or not assumed) existing on property or assets at the time of purchase thereof by the Borrower or any Subsidiary, provided that: (i) such Lien is created before the purchase of such property by the Borrower or such Subsidiary, (ii) such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof and (iii) the aggregate amount secured by all Liens permitted by this Section 6.02(e) shall not at any time exceed $1,000,000; and

                 (f)  Permitted Liens.

                 6.03. Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, at any time create, incur, assume or suffer to exist or have outstanding any Indebtedness if, immediately after giving effect to such Indebtedness and the receipt and application of any proceeds thereof, there would exist an Event of Default or Potential Default hereunder, or any

Indebtedness of any domestic Subsidiary (other than a Special Purpose Subsidiary) other than (i) Indebtedness set forth on Schedule 3.07 hereof, (ii) intercompany Indebtedness between or among the Borrower and its Subsidiaries and
(iii) Indebtedness of domestic Subsidiaries (other than Special Purpose Subsidiaries) not otherwise permitted under clauses (i) or (ii) above which in the aggregate at any time does not exceed $20,000,000.

                 6.04. Loans, Advances and Certain Investments. The Borrower shall not, and shall not permit any Subsidiary to, at any time make or suffer to exist or remain outstanding any Investment in any Special Purpose Subsidiary other than Investments by the Borrower and its Subsidiaries in Special Purpose Subsidiaries which do not exceed, in the aggregate at any time, 50% of the Borrower's Consolidated Net Worth.

                 6.05. Changes in Business. The Borrower shall not, and shall not permit any Significant Subsidiary to, (a) liquidate or dissolve itself (or suffer any liquidation or dissolution), or (b) convey, sell, assign, transfer or otherwise dispose of any capital stock of or other ownership interest in any Significant Subsidiaries (other than Special Purpose Subsidiaries) held by it, provided that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may in any fiscal year convey, sell, assign, transfer or otherwise dispose of capital stock or other ownership interest in one or more Significant Subsidiaries which did not account for an aggregate of 20% of the consolidated assets of the Borrower at the end of the prior fiscal year.

                 6.06. Amendment of Certain Documents. The Borrower shall not, and shall not permit any Significant Subsidiary to, modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate its certificate of incorporation or by-laws, in any manner which would materially and adversely affect the interests of any of the Lenders hereunder.

                 6.07. Mergers; Acquisitions. The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, merge or consolidate with any Person; provided, however, that the Borrower or any Subsidiary thereof may merge with another Person if (i) in the case of a merger involving the Borrower, the Borrower is the surviving corporation, (ii) in the case of a merger involving a Significant Subsidiary, a Subsidiary of the Borrower or, if the Borrower is also party to such merger, the Borrower, is the surviving corporation, and (iii) after giving effect to such merger no Potential Default or Event of Default would then exist.

                 6.08. ERISA Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in a transaction in connection with which the Benefit Plans, the Borrower, any of its Subsidiaries or any entity which they have an obligation to indemnify could be subject to liability for either a civil penalty assessed pursuant to Section 502(i) or 502(1) of ERISA or a tax imposed by
Section 4975 of the Code or any other material liability Plan or Benefit Plan, take any other action with respect to any such Pension Plan or Benefit Plan if such termination or other action could result in liability, or take any action or fail to take any action which could result in withdrawal liabilities under Title IV of ERISA or liability under Section 502(g) of ERISA or any analogous provision relating to Section 515 of ERISA; fail to make any payments on a timely basis which are required under Applicable Law (including Section 412 of the Code) to be paid as contributions to Pension Plans; incur an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Pension Plan; amend any Pension Plan in a manner which would require the granting of a security interest to maintain the continued qualification of such Pension Plan under Section 401(a)(29) of the Code, if, in any case described herein, or together with any other event described herein, such action, failure to act, event or transaction would (i) result in an ERISA Lien exceeding the percentage limitations of
Section 6.02(a) or (ii) have a Material Adverse Effect.

                 6.09. Principal Foreign Affiliates. The Borrower shall not permit any of its Principal Foreign Affiliates to create, assume or permit to exist any Indebtedness, the terms of which, prior to a payment default thereunder, would restrict dividends to be paid with respect to the consolidated net income of such Affiliate for any fiscal year by more than 40% of the consolidated net income of such Affiliate for such fiscal year. For purposes of this Section, "Principal Foreign Affiliates" shall mean Foster Wheeler Limited (Reading), Foster Wheeler France, S.A., Foster Wheeler Italiana, S.p.A., Foster Wheeler Iberia, S.A., Foster Wheeler Energia, S.A. and their respective successors.

                 6.10. Certain Agreements. The Borrower will not become or be a party to any agreement or instrument relating to Indebtedness for borrowed money (other than agreements and instruments relating to Indebtedness for borrowed money in an aggregate principal amount not exceeding $15,000,000 at any time outstanding and other than (with respect to debt securities offered and sold in a public offering in a principal amount not exceeding $500,000,000) the Indenture between the Borrower and Harris Trust and Savings Bank, as Trustee, as amended and supplemented from time to time, filed as an exhibit to the Borrower's Registration Statement on Form S-3 (registration no. 33-61809)) which contains any covenant or event of default which could result in such Indebtedness becoming or being declared to be due and payable prior to its stated maturity (including by a requirement for purchase or prepayment) upon the occurrence of an event or condition which is not an event or condition the occurrence of which could cause the Loans to become or be declared to be (other than pursuant to Section 7.01(f) hereto) due and payable prior to their stated maturity, unless the Borrower shall make an "Amendment Offer" (as hereinafter defined); provided that this covenant shall not be violated by an agreement to pay the principal of and interest on such Indebtedness in accordance with its terms or to provide to the holders of such Indebtedness or an agent or trustee for such holders any information which the Borrower is obligated to provide to the Lender or an Agent hereunder. As used herein, an "Amendment Offer" is an effective offer by the Borrower to the Administrative Agent to amend this Agreement, which offer shall be made no later than ten days after the Borrower becoming party to an agreement or instrument referred to in the first sentence of this Section 6.10, to amend this Agreement (without deleting or overriding any term or provision of this Section 6.10) in a way that the first sentence of this Section would not otherwise be applicable to such agreement or instrument. The Administrative Agent, if so instructed by the Required Lenders, shall accept or decline such Amendment Offer within thirty days thereof, and a failure to so respond shall be deemed a declination of such Amendment Offer.


                                  ARTICLE VII
                                    DEFAULTS

                 7.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

                 (a) The Borrower shall fail to pay when due principal of any Loan.

                 (b) The Borrower shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document and such failure shall have continued for a period of five Business Days.

                 (c) Any representation or warranty made or deemed made by the Borrower or any Subsidiary of the Borrower in or pursuant to any Loan Document or in any certificate delivered thereunder, or any statement made by the Borrower or any Subsidiary of the Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrower or any Subsidiary of the Borrower to either Agent or any Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

                 (d) The Borrower shall default in the performance or observance of any covenant contained in Article VI hereof which shall remain unremedied for a period of five days after the occurrence thereof or the Borrower shall default in the observance of any covenant contained in Sections 5.01(f) hereof.

                 (e) The Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Loan Document and (i) in the case of a default under Section 5.01 hereof (other than as referred to in subsection (f) thereof) such default shall have continued for a period of ten days after notice of such default from the Administrative Agent to the Borrower and (ii) in the case of any other default such default shall have continued for a period of 30 days after notice of such default from the Administrative Agent to the Borrower.

                 (f) (i) The Borrower or any Significant Subsidiary (other than a Special Purpose Subsidiary) of the Borrower shall fail to perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower or any such Significant Subsidiary (other than a Special Purpose Subsidiary) is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may at the time be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or (ii) any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may at such time be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or (iii) the Borrower or any Significant Subsidiary of the Borrower (other than any Special Purpose Subsidiary) shall fail to pay any Indebtedness when due, pursuant to demand under any Debt Instrument or otherwise, subject to any applicable grace period; provided, however, that the provisions of this Section 7.01(f) shall not be applicable to Indebtedness or any Debt Instrument or Debt Instruments which relate to or evidence Indebtedness which, on the date this Section 7.01(f) would otherwise be applicable thereto, is in the principal amount of less than $10,000,000 in the aggregate.

                 (g) One or more final, non-appealable judgments for the payment of money shall have been entered against the Borrower or any Significant Subsidiary (other than a Special Purpose Subsidiary), which judgment or judgments exceed $15,000,000 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of sixty consecutive days.

                 (h) One or more final, non-appealable writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $15,000,000 shall have been issued against the Borrower or any Significant Subsidiary (other than a Special Purpose Subsidiary) or any of their respective properties and shall have remained undischarged and unstayed for a period of sixty consecutive days.

                 (i) This Agreement or term or provision hereof shall cease to be in full force and effect, or the Borrower shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest, this Agreement or term or provision thereof or any obligation or liability of the Borrower hereunder.

                 (j) (i) Any Pension Plan is terminated pursuant to Section 4041 or 4042 of ERISA and the benefit liabilities exceed the assets based upon the assumptions used by the PBGC on plan termination by an amount such that the termination of such Pension Plan would have a Material Adverse Effect; (ii) the Borrower or any of its Subsidiaries (or a member of their respective Controlled Group) incur a liability under Section 4062, 4063 or 4064 of ERISA for an amount that such liability would materially and adversely affect the financial condition of the Borrower and its Subsidiaries taken as a whole; or (iii) any other event or events shall occur with respect to any employee benefit plan whether or not subject to ERISA which individually or in the aggregate results in liability of $15,000,000.

                 (k) A proceeding shall have been instituted in respect of the Borrower or any Significant Subsidiary (other than a Special Purpose Subsidiary)

                          (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

                          (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

                 (l) The Borrower or any Significant Subsidiary (other than a Special Purpose Subsidiary) shall state that it is unable to pay its debts as they become due; shall voluntarily suspend transaction of its or his business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(k)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(k)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its or his property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property; or shall take any action in furtherance of any of the foregoing.

                 7.02.  Consequences of an Event of Default.

                 (a) If an Event of Default specified in subsections (a) through (j) of Section 7.01 hereof shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which either Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans hereunder, and the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, from time to time do any or all of the following:

                 (i) Declare the Commitments terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                 (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                 (b) If an Event of Default specified in subsection (k) or (l) of Section 7.01 hereof shall occur or exist, then, in addition to all other rights and remedies which either Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.


                                  ARTICLE VIII
                                   THE AGENTS

                 8.01. Appointments. (a) Appointment of Funding Agent. Each Lender hereby irrevocably appoints Mellon Bank, N.A. to act as Funding Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Funding Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Funding Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon Bank, N.A. hereby agrees to act as Funding Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 8.10 hereof. Each Lender hereby irrevocably authorizes the Funding Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Funding Agent. Each Lender agrees that the rights and remedies granted to the Funding Agent under the Loan Documents shall be exercised exclusively by the Funding Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

                 (b) Appointment of Administrative Agent. Each Lender hereby irrevocably appoints National Westminster Bank PLC to act as Administrative Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Administrative Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. National Westminster Bank PLC hereby agrees to act as Administrative Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in
Section 8.10 hereof. Each Lender hereby irrevocably authorizes the Administrative Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Administrative Agent. Each Lender agrees that the rights and remedies granted to the Administrative Agent under the Loan Documents shall be exercised exclusively by the Administrative Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

                 8.02. General Nature of Agents' Duties. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan
Document:

                 (a) Neither Agent shall have duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of either Agent shall be read into this Agreement or any Loan Document or shall otherwise exist.

                 (b) The duties and responsibilities of each Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and neither Agent shall have a fiduciary relationship in respect of any Lender.

                 (c) Each Agent is and shall be solely the agent of the Lenders. Neither Agent assumes, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, the Borrower, any Subsidiary of the Borrower or any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Lenders as provided in this Agreement and the other Loan Documents).

                 (d) Neither Agent shall be under any obligation to take any action hereunder or under any other Loan Document if such Agent believes in good faith after consultation with counsel that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require such Agent to qualify to do business in any jurisdiction where it is not then so qualified.

                 8.03. Exercise of Powers. Each Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within such Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other

Person or set of Persons). In the absence of such directions, each Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Lenders (or some other Person or set of Persons), in which case such Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Lenders. Neither Agent shall have any liability to any Person as a result of
(x) either Agent acting or refraining from acting in accordance with the directions of the Required Lenders (or other applicable Person or set of Persons), (y) either Agent refraining from acting in the absence of instructions to act from the Required Lenders (or other applicable Person or set of Persons), whether or not such Agent has discretionary power to take such action, or (z) either Agent taking discretionary action it is authorized to take under this Section.

                 8.04. Certain Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

                 (a) Neither Agent shall be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct.

                 (b) Neither Agent shall be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Loan Document or (iii) any failure of the Borrower or any Subsidiary of the Borrower or Lender to perform any of their respective obligations under this Agreement or any other Loan Document.

                 (c) Neither Agent shall be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of the Borrower or any Subsidiary of the Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person, or (iii) except to the extent set forth in Section 8.05(f) hereof, the existence of any Event of Default or Potential Default.

                 (d) Neither Agent shall be under any obligation, either initially or on a continuing basis, to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by such Agent to such Lender.

                 8.05.  Administration by the Agents.

                 (a) Either Agent may rely in good faith upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and neither Agent shall have any duty to verify the identity or authority of any Person giving such notice or other communication.

                 (b) Either Agent may consult with legal counsel (including, without limitation, in-house counsel for such Agent or in-house or other counsel for the Borrower), independent public accountants and any other experts selected by it from time to time, and such Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

                 (c) Either Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to such Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever either Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Borrower or any Lender, such matter may be established by a certificate of the Borrower or Lender, as the case may be, and such Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

                 (d) Either Agent may fail or refuse to take any action unless it shall be indemnified to its reasonable satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against such Agent by reason of taking or continuing to take any such action.

                 (e) Either Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. Neither Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in fact selected by it with reasonable care.

                 (f) Neither Agent shall be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless such Agent has actual knowledge or has received notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default." If either Agent receives such a notice, such Agent shall give prompt notice thereof to the other Agent and each Lender.

                 8.06. Lender Not Relying on Agents or Other Lenders. Each Lender acknowledges as follows: (a) Neither Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by either Agent or any other Lender shall be deemed to constitute any representation or warranty by such Agent or such other Lender to it. (b) It has, independently and without reliance upon either Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents. (c) It will, independently and without reliance upon either Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

                 8.07. Indemnification. Each Lender agrees to reimburse and indemnify each Agent and its directors, officers, employees and agents (to the extent not reimbursed by the Borrower and without limitation of the obligations of the Borrower to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel for such Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan, provided that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Agent or such other Person, as finally determined by a court of competent jurisdiction.

                 8.08. Agents in their Individual Capacities. With respect to its Commitments and the Obligations owing to it, each Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not a Agent, and the terms "Lenders," "holders of Notes" and like terms shall include each Agent in its individual capacity as such. Each Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, and engage in any other business with, the Borrower and any stockholder, Subsidiary or Affiliate of the Borrower, as though such Agent were not a Agent hereunder.

                 8.09. Holders of Notes. Each Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a Transfer Supplement with respect to the assignment or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 9.14 hereof. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

                 8.10. Successor Agents. Either Agent may resign at any time by giving 30 days' written notice thereof to the Lenders and the Borrower. Either Agent may be removed by the Required Lenders at any time by giving 10 days' prior written notice thereof to such Agent, the other Lenders and the Borrower. Upon any such resignation or removal, the Borrower shall have the right to appoint a successor Agent; provided, that the Required Lenders or the remaining Agent shall have the right to disapprove such successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the remaining Agent shall succeed to the obligations of such Agent hereunder. Each successor Agent shall be a commercial bank or trust company organized or licensed under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this

Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Agent shall be given to each Lender, and all payments to be made to the Agent shall be made directly to the Borrower or Lender for whose account such payment is made.

                 8.11. Calculations. Neither Agent shall be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the Borrower, to recover such amount from the Borrower.

                 8.12. Funding by Funding Agent. Unless the Funding Agent shall have been notified in writing by any Lender not later than the close of business on the day before the day on which Loans are requested by the Borrower to be made that such Lender will not make its ratable share of such Loans, the Funding Agent may assume that such Lender will make its ratable share of the Loans, and in reliance upon such assumption the Funding Agent may (but in no circumstances shall be required to) make available to the Borrower a corresponding amount. If and to the extent that any Lender fails to make such payment to the Funding Agent on such date, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the Borrower shall pay such amount on demand), together with interest, for the Funding Agent's own account, for each day from and including the date of the Funding Agent's payment to and including the date of repayment to the Funding Agent (before and after judgment) at the Federal Funds Effective Rate for the first day and thereafter at the rate or rates per annum applicable to such Loans. All payments to the Funding Agent under this Section shall be made to the Funding Agent at its Office in Dollars in funds immediately available at such Office, without set-off, withholding, counterclaim or other deduction of any nature.


                                   ARTICLE IX
                                 MISCELLANEOUS

                 9.01. Holidays. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                 9.02. Records. The unpaid principal amount of the Loans owing to each Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Lender's Committed Amount shall at all times be ascertained from the records of the Funding Agent, which shall be conclusive absent manifest error.

                 9.03. Amendments and Waivers. Neither this Agreement nor any Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Required Lenders and the Borrower may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions or changing in any manner the rights and duties of the Borrower, Agent or any Lender. Any such amendment, modification or supplement made by the Borrower and the Agents in accordance with the provisions of this Section shall be binding upon the Borrower, each Lender and each Agent. The Agents shall enter into such amendments, modifications, supplements or waivers from time to time as directed by the Required Lenders, and only as so directed, provided, that no such amendment, modification, waiver or supplement may be made which will:

                 (a) Increase the Committed Amount of any Lender over the amount thereof then in effect, or extend the Revolving Credit Maturity Date or the Competitive Bid Loan Expiration Date without the written consent of each Lender affected thereby;

                 (b) Reduce the principal amount of or extend the time for any payment of any Loan, or reduce the amount of or rate of interest or extend the time for payment of interest borne by any Loan or extend the time for payment of or reduce the amount of any Facility Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Loan Document, without the written consent of each Lender affected thereby;

                 (c)  Change the definition of "Required Lenders" or amend this
         Section 9.03, Section 9.13 hereof or any provision of this Agreement that states a requirement for the consent of all the Lenders, without the written consent of all the Lenders; or

                 (d) Amend or waive any of the provisions of Article VIII hereof, or impose additional duties upon either Agent or otherwise adversely affect the rights, interests or obligations of either Agent, without the written consent of such Agent; or

and provided further, that Transfer Supplements may be entered into in the manner provided in Section 9.14 hereof. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                 9.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of either Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agents and the Lenders under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which either Agent or any Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

                 9.05.  Notices.

                 (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any Loan Document shall be in writing (including telexed and telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telex or telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or telecopy communication, one Business Day after delivery to a nationally-recognized overnight courier, or three Business Days after deposit in the mail.

                 (b) Any Lender giving any notice to the Borrower shall simultaneously send a copy thereof to each Agent, and each Agent shall promptly notify the other Lenders of the receipt by it of any such notice.

                 (c) Each Agent and each Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower, and neither Agent nor any Lender shall have any duty to verify the identity or authority of any Person giving such notice.

                 9.06.  Expenses; Taxes; Indemnity.

                 (a) The Borrower agrees to pay or cause to be paid and to save each Agent and each of the Lenders harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel to the Agents and, with respect to costs incurred by the Agents, or any Lender pursuant to clause (iii) below, such counsel (including allocated costs of in-house counsel to the extent that outside counsel has not been retained by such Lender), local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by either Agent or, in the case of clause (iii) below any Lender from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any Loan Document, and
(iii) the enforcement or preservation of rights under this Agreement or any Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by either Agent or any Lender, and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the Loan Documents).

                 (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by either Agent or any Lender to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

                 (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Requirement of Law or any other Law by the Borrower or any Subsidiary); or any exercise by either Agent or any Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting primarily from the gross negligence or willful misconduct of such Indemnified Party. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

                 9.07. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                 9.08. Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

                 9.09. Duration; Survival. All representations and warranties of the Borrower contained herein or in any other Loan Document or made in connection herewith shall survive the making of, and shall not be waived by the execution and delivery, of this

Agreement or any other Loan Document, any investigation by or knowledge of either Agent or any Lender, the making of any Loan, or any other event or condition whatever. All covenants and agreements of the Borrower contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as any Borrower may borrow hereunder and until payment in full of all Obligations other than indemnity Obligations not yet due and payable. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify each Agent or any Lender shall survive the payment in full of all other Obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever. In addition, all obligations of each Lender to make payments to or indemnify the Agents shall survive the payment in full by the Borrower of all Obligations, termination of the Borrower's right to borrow hereunder, and all other events or conditions whatever.

                 9.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                 9.11. Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of any Lender, and each Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Lender.

                 9.12. Set-Off. The Borrower hereby agrees that, to the fullest extent permitted by law, if any Obligation of the Borrower shall be due and payable (by acceleration or otherwise), each Lender shall have the right, without notice to the Borrower, to set-off against and to appropriate and apply to the Obligation any indebtedness, liability or obligation of any nature owing to the Borrower by such Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit) now or hereafter maintained by the Borrower with such Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not such Lender or any other Person shall have given notice or made any demand to the Borrower or any other Person, whether such indebtedness, obligation or liability owed to the Borrower is contingent, absolute, matured or unmatured (it being agreed that such Lender may deem such indebtedness, obligation or liability to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Lender or any other Person. The Borrower hereby agrees that, to the fullest extent permitted by law, any Participant and any branch, subsidiary or affiliate of any Lender or any Participant shall have the same rights of set-off as a Lender as provided in this Section (regardless of whether such Participant, branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of such Borrower). The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender (or any such Participant, branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

                 9.13. Sharing of Collections. The Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Obligation contemplated by this Agreement or the other Loan Documents to be made by the Borrower pro rata to all Lenders in greater proportion than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and the Agents of such receipt, and equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared ratably among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Obligations owed to such other Lenders in such amount as shall result in a ratable sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Lender hereunder.

                 9.14.  Successors and Assigns; Participations; Assignments.

                 (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, all future holders of the Notes, each Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of all the Lenders and each Agent, and any purported assignment without such consent shall be void.

                 (b) Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and any Note held by it); provided, that

                 (i) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged,

                 (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                 (iii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                 (iv)     such Participant shall be bound by the provisions of
         Section 9.13 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound,

                 (v) no Participant (unless such Participant is an affiliate of such Lender, or is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described in subsections
         (a), (b), or (c) of Section 9.03 hereof; notwithstanding the foregoing, in no event shall any participation by an Lender have the effect of releasing such Lenders from its obligations hereunder, and

                 (vi)     no Participant shall be an Affiliate of the Borrower.

The Borrower agrees that any such Participant shall be entitled to the benefits of Sections 2.13, 2.15 and 9.06 with respect to its participation in the Commitments and the Loans outstanding from time to time but only to the extent such Participant sustains such losses; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

                 (c) Assignments. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitments and Loans owing to it and any Note held by it) to any Lender, any affiliate of a Lender or to one or more additional commercial banks or other Persons (each a "Purchasing Lender"); provided, that

                 (i) any such assignment to a Purchasing Lender which is not a Lender shall be made only with the consent of the Borrower and each Agent which with respect to each Agent shall not be unreasonably withheld,

                 (ii) if a Lender makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, such transferor Lender shall retain, after such assignment, a minimum principal amount of $7,500,000 of the Commitments and Loans then outstanding, and such assignment shall be in a minimum aggregate principal amount of $7,500,000 of the Commitments and Loans then outstanding,

                 (iii) each such assignment shall be of a constant, and not a varying, percentage of each Commitment of the transferor Lender and of all of the transferor Lender's rights and obligations under this Agreement and the other Loan Documents, and

                 (iv) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit G to this Agreement, duly completed (a "Transfer Supplement").

In order to effect any such assignment, the transferor Lender and the Purchasing Lender shall execute and deliver to the Administrative Agent a duly completed Transfer Supplement (including the consents required by clause (i) of the preceding sentence) with respect to such assignment, together with any Note or Notes subject to such assignment (the "Transferor Lender Notes") and (except in the case of a transfer required by the Borrower under Section 9.17 hereof) a processing and recording fee of $5,000 (which shall be divided between the Agents); and, upon receipt thereof, the Administrative Agent shall accept such Transfer Supplement. Notwithstanding the foregoing, no such processing and recording fee shall be payable in the case of a replacement of a Lender pursuant to Sections 2.17 or 9.17. Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Administrative Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Transfer Supplement

                 (x) the Purchasing Lender shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Lender hereunder, and

                 (y) the transferor Lender thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

On or prior to the Transfer Effective Date specified in an Transfer Supplement, the Borrower, at its expense, shall execute and deliver to the Administrative Agent (for delivery to the Purchasing Lender) new Notes evidencing such Purchasing Lender's assigned Commitments or Loans and (for delivery to the transferor Lender) replacement Notes in the principal amount of the Loans or Commitments retained by the transferor Lender (such Notes to be in exchange for, but not in payment of, those Notes then held by such transferor Lender). Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The Administrative Agent shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest and accrued fees shall be paid to the Purchasing Lender at the same time or times provided in the predecessor Notes and this Agreement.

                 A transfer of by a Lender of its rights under this Agreement from one of such Lender's branches to another of its branches shall not be considered to be an assignment for the purposes of this Section 9.14 and shall be permitted without the consent of the Borrower or of the Agents, provided that to the extent such transfer would, at the time of such transfer, result in increased costs under Sections 2.13 or 2.15 from those being charged by the transferring branch, the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                 (d) Register. The Administrative Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Financial and Other Information. The Borrower authorizes each Agent and each Lender to disclose to any Participant or Purchasing Lender (each, a "transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning the Borrower and its Subsidiaries and Affiliates which has been or may be delivered to such Person by or on behalf of the Borrower in connection with this Agreement or any other Loan Document or such Person's credit evaluation of the Borrower and its Subsidiaries and Affiliates; subject, however, to the provisions of Section 9.16 hereof.

                 9.15. Governing Law; Submission to Jurisdiction: Waiver of Jury Trial.

                 (a) Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

                 (b)  Certain Waivers.  THE BORROWER HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

                 (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE CITY AND COUNTY OF NEW YORK, NEW YORK, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL

         AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

                 (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE BORROWER;

                 (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 9.05 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

                 (iv)     WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED
         LITIGATION.

                 9.16. Confidentiality. Except as may be required by Law, each Lender and each Agent covenants and agrees to use its best efforts not to permit any data or information relating to the Borrower or the business of the Borrower (other than any data or information which is otherwise publicly available or which is received by any such party in a capacity in which such party is not bound by any restriction of a nature similar to that imposed by this Section 9.16), which data or information such Lender or either Agent possesses due to such party's relation to the transactions contemplated by the Loan Documents, to be out of such party's possession or the contents thereof to be divulged to any other Person engaged in the project construction business; provided, however, that such data or information may be disclosed to the lawyers or accountants of such Lender or either Agent and to any Person empowered by Law to examine the records of any such Person and to any potential participant in, or assignee or transferee of, its rights under any Loan Documents which potential participant, assignee or transferee shall have, in each case, agreed with such party to comply with the terms of this Section 9.16.

                 9.17. Replacement of Lenders. If (a) the Borrower is required to make a payment to a particular Lender pursuant to Sections 2.13 or 2.15 hereof (or pursuant to a comparable provision in any agreement with respect to the Borrower's Indebtedness for borrowed money between the Borrower, such Lender and at least five other lenders) or (b) the Borrower is precluded from requesting Loans of any type from a particular Lender pursuant to Section 2.07(e) hereof, the Borrower may, upon not less than 15 Business Days' notice to the Administrative Agent, either (x) immediately terminate the Commitments of such Lender, prepay (subject to Section 2.13(b) hereof) such Lender's Loans, together with interest accrued thereon and all other amounts payable with respect thereto, and pay all other amounts then due and owing to such Lender (in which event the Total Revolving Credit Commitment shall be reduced by the amount of such Lender's Committed Amount) or
(y) cause a Replacement Lender reasonably satisfactory to the Agents (which may be one of the other Lenders) to purchase all of such Lender's interests in accordance with the provisions of Section 9.14(c) hereof.

                 IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

ATTEST:                                     FOSTER WHEELER CORPORATION


By/s/ Jack E. Deones                        By/s/ Robert D. Iseman
  -----------------------                     ----------------------------------
   Title:  Vice President                     Title:  Vice President and
           and Secretary                              Treasurer
[Corporate Seal]
                                            Address for Notices:

                                            Perryville Corporate Park
                                            Clinton, NJ 08809-4000
                                            Attn:  Vice President and Treasurer

                                            Telephone:  201-236-4070
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  201-236-4054

                                            MELLON BANK, N.A., individually, and
                                            as Funding Agent



                                            By/s/ Joseph F. Bond, Jr.
                                              ----------------------------------
                                               Title:  Vice President

                                            Initial Revolving Credit
                                            Committed Amount:     $27,000,000


                                            Commitment Percentage:  9%

                                            Address for Notices:

                                            Corporate Banking Department
                                            Mellon Financial Center
                                            551 Madison Avenue
                                            New York, NY  10022-3217
                                            Attn:  Mr. Joseph F. Bond, Jr.
                                                   Vice President

                                            Telephone:  212-702-4017
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  212-702-5269

                                            with a copy to:

                                            Mellon Bank, N.A.
                                            Three Mellon Bank Center
                                            Room 2303
                                            Pittsburgh, PA  15259
                                            Attn:  Ms. Rhonda Ashbaugh

                                            Telephone:  412-234-3699
                                            Telex:
                                              (Answerback:                   )
                                            Telecopier:  412-234-5049
                                                              or
                                                         412-236-2027 or 2028

                                            NATIONAL WESTMINSTER BANK PLC, NEW
                                            YORK BRANCH, individually, and as
                                            Administrative Agent



                                            By/s/ David Apps
                                              ----------------------------------
                                               Title:  Vice President

                                            NATIONAL WESTMINSTER BANK PLC,
                                            NASSAU BRANCH, individually, and as
                                            Administrative Agent



                                            By/s/ David Apps
                                              ----------------------------------
                                               Title:  Vice President

                                            Initial Revolving Credit
                                            Committed Amount:      $27,000,000


                                            Commitment Percentage:  9%


                                            Address for Notices:

                                            175 Water Street
                                            New York, NY  10038-4924
                                            Attn:  Ms. Maria Amaral-LeBlanc


                                            Telephone:  (212) 602-4229
                                            Telex:  232222/NWBKUR
                                              (Answerback:                )
                                            Telecopier:  (212) 602-4500

                                            BANK OF AMERICA, NATIONAL TRUST &
                                            SAVINGS ASSOCIATION, individually,
                                            and as Co-Agent



                                            By/s/ Richard Bluth
                                              ----------------------------------
                                              Title:  Vice President

                                            Initial Revolving Credit
                                            Committed Amount:      $21,000,000


                                            Commitment Percentage:  7%


                                            Address for Notices:

                                            1850 Gateway Boulevard
                                            Concord, CA  94520
                                            Attn:  Ms. Christi Schifferele

                                            Telephone:  (510) 675-7353
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (510) 675-7531

                                            with a copy to:

                                           335 Madison Avenue
                                           New York, NY  10017
                                           Attn:  Mr. Vern Howard

                                           Telephone:  (212) 503-7736 or 7728
                                           Telex:
                                             (Answerback:                )
                                           Telecopier:  (212) 503-7066

                                            BANK OF MONTREAL, individually, and
                                            as Co-Agent



                                            By/s/ Thruston W. Pettus
                                              ----------------------------------
                                               Title:  Director

                                            Initial Revolving Credit
                                            Committed Amount:      $21,000,000


                                            Commitment Percentage:  7%


                                            Address for Notices:

                                            U.S. Corporate Banking
                                            430 Park Avenue
                                            New York, NY  10022
                                            Attn:  Mr. Thruston W. Pettus,
                                                   Director

                                            Telephone:  (212) 605-1662
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 605-1454

                                            with a copy to:

                                            430 Park Avenue
                                            New York, NY  10022
                                            Attn:  Ms. Maggie Gaglin

                                            Telephone:  (212) 605-1436
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 605-1525

                                            COMMERZBANK AKTIENGESELLSCHAFT,
                                            individually, and as Co-Agent



                                            By/s/ Michael D. Hintz
                                              ----------------------------------
                                               Title:  Vice President

                                            By/s/ Sean Harrigan
                                              ----------------------------------
                                               Title:  Senior Vice President


                                            Initial Revolving Credit
                                            Committed Amount:      $21,000,000


                                            Commitment Percentage:  7%


                                            Address for Notices:

                                            Two World Financial Center
                                            New York, NY  10281-1050
                                            Attn:  Michael D. Hintz
                                                   Vice President

                                            Telephone:  (212) 266-7316
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 266-7235

                                            with a copy to:

                                            Two World Financial Center
                                            New York, NY  10281-1050
                                            Attn:  Chris Scaffidi
                                                   Assistant Vice President

                                            Telephone:  (212) 266-7396
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 266-7235

                                            FIRST FIDELITY BANK, N.A.,
                                            individually, and as Co-Agent



                                            By/s/ Robert K. Strunk II
                                              ----------------------------------
                                               Title:  Vice President

                                            Initial Revolving Credit
                                            Committed Amount:      $21,000,000


                                            Commitment Percentage:  7%


                                            Address for Notices:

                                            550 Broad Street, B55005
                                            Newark, NJ  07102
                                            Attn:  Mr. Robert K. Strunk II
                                                   Vice President

                                            Telephone:  (201) 565-6663 or 3450
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (201) 565-3978

                                            with a copy to:

                                            550 Broad Street, B55005
                                            Newark, NJ  07102
                                            Attn:  Ms. Mary Tenore
                                                   Lending Officer

                                            Telephone:  (201) 565-3607
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (201) 565-3978

                                            BANK OF NOVA SCOTIA,
                                            individually, and as Co-Agent



                                            By/s/ Stephen Lockhart
                                              ----------------------------------
                                               Title:  Senior Relationship
                                                       Manager

                                            Initial Revolving Credit
                                            Committed Amount:      $21,000,000


                                            Commitment Percentage:  7%


                                            Address for Notices:

                                            One Liberty Plaza, 26th Floor
                                            New York, NY  10006
                                            Attn:  Mr. Brian Allen

                                            Telephone:  (212) 225-5030
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 225-5090 or 5091

                                            with a copy to:

                                            One Liberty Plaza, 26th Floor
                                            New York, NY  10006
                                            Attn:  Mr. Peter Colletta

                                            Telephone:  (212) 225-5069
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 225-5090 or 5091

                                            UNION BANK OF SWITZERLAND, NEW YORK
                                            BRANCH, individually, and as
                                            Co-Agent



                                            By/s/ Paul R. Morrison
                                              ----------------------------------
                                               Title:  Assistant Vice President

                                            By/s/ Robert A. High
                                              ----------------------------------
                                               Title:  Assistant Treasurer

                                            Initial Revolving Credit
                                            Committed Amount:      $21,000,000


                                            Commitment Percentage:  7%


                                            Address for Notices:

                                            New York Branch
                                            299 Park Avenue
                                            New York, NY  10171-0026
                                            Attn:  Mr. Paul R. Morrison
                                                   Assistant Vice President

                                            Telephone:  (212) 821-3358
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 821-3383

                                            with a copy to:

                                            New York Branch
                                            299 Park Avenue
                                            New York, NY  10171-0026
                                            Attn:  Mr. Michael Peterson
                                                   Loan Servicing Group

                                            Telephone:  (212) 821-3230
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 821-3359

                                            TORONTO DOMINION (NEW YORK), INC.,
                                            individually, and as Co-Agent



                                            By/s/ Jorge Garcia
                                              ----------------------------------
                                               Title:  Vice President

                                            Initial Revolving Credit
                                            Committed Amount:      $21,000,000


                                            Commitment Percentage:  7%


                                            Address for Notices:


                                            31 West 52nd Street
                                            New York, NY 10019
                                            Attn:  Mr. Robert G. Harris
                                                   Director

                                            Telephone:  (212) 468-0585
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 262-1926

                                            with a copy to:

                                            909 Fannin Suite 1700
                                            Houston, Texas  77010
                                            Attn:  Ms. Kimberly Burleson

                                            Telephone:  (713) 653-8241
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (713) 951-9921

                                            MIDLANTIC BANK, N.A.



                                            By/s/ Edward M. Tessalone
                                              ----------------------------------
                                               Title:  Vice President

                                            Initial Revolving Credit
                                            Committed Amount:      $18,000,000


                                            Commitment Percentage:  6%


                                            Address for Notices:

                                            499 Thornall Street
                                            Edison, NJ  08818
                                            Attn:  Mr. Edward Tessalone
                                                   Vice President

                                            Telephone:  (908) 321-8188
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (908) 321-2144

                                            with a copy to:

                                            499 Thornall Street
                                            Edison, NJ  08818
                                            Attn:  Ms. Lori Izzo

                                            Telephone:  (908) 321-8014
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (908) 321-2144

                                            ABN AMRO BANK N.V. NEW YORK BRANCH



                                            By/s/ George Dugan
                                              ----------------------------------
                                               Title:  Vice President

                                            By/s/ John W. Deegan
                                              ----------------------------------
                                               Title:  Vice President


                                            Initial Revolving Credit
                                            Committed Amount:      $12,000,000


                                            Commitment Percentage:  4%


                                            Address for Notices:

                                            500 Park Avenue
                                            New York, NY  10022
                                            Attn:  Mr. George Dugan

                                            Telephone:  (212) 446-4332
                                            Telex:  62374
                                              (Answerback:  ABN UW)
                                            Telecopier:  (212) 832-7468

                                            with a copy to:

                                            500 Park Avenue
                                            New York, NY  10022
                                            Attn:  Ms. Melissa Jeter

                                            Telephone:  (212) 446-4224
                                            Telex:  62734
                                              (Answerback:  ABN UW)
                                            Telecopier:  (212) 832-7468

                                            AUSTRALIA AND NEW ZEALAND BANKING
                                            GROUP LIMITED



                                            By/s/ Robert Sloan
                                              ----------------------------------
                                               Title:  First Vice President

                                            Initial Revolving Credit
                                            Committed Amount:      $12,000,000


                                            Commitment Percentage:  4%


                                            Address for Notices:

                                            1177 Avenue of the Americas
                                            New York, NY  10036-2798
                                            Attn:  Ms. Barbara D. Paxton
                                                   Assistant Vice President

                                            Telephone:  (212) 801-9105
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 801-9131

                                            1177 Avenue of the Americas
                                            New York, NY  10036-2798
                                            Attn:  Ms. Tessie Amante

                                            Telephone:  (212) 801-9745
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 801-9859

                                            THE BANK OF TOKYO TRUST COMPANY



                                            By/s/ Jeffrey Millar
                                              ----------------------------------
                                               Title:  Vice President

                                            Initial Revolving Credit
                                            Committed Amount:      $12,000,000


                                            Commitment Percentage:  4%


                                            Address for Notices:

                                            1251 Avenue of the Americas
                                            12th Floor
                                            New York, NY  10020
                                            Attn:  Mr. Jeffrey Millar
                                                   Vice President

                                            Telephone:  (212) 782-4308 or 4314
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 782-6445

                                            with a copy to:

                                            1251 Avenue of the Americas
                                            12th Floor
                                            New York, NY  10020
                                            Attn:  Mr. Rolando Uy
                                                   Operations Officer

                                            Telephone:  (212) 766-5461
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 732-1678

                                            ISTITUTO BANCARIO SAN PAOLO di
                                            TORINO, S.p.A.



                                            By/s/ Gerard M. McKenna
                                              ----------------------------------
                                               Title:  Vice President

                                            By/s/ Robert S. Wurster
                                              ----------------------------------
                                               Title:  First Vice President


                                            Initial Revolving Credit
                                            Committed Amount:      $12,000,000


                                            Commitment Percentage:  4%


                                            Address for Notices:

                                            245 Park Avenue, 35th Floor
                                            New York, NY  10167
                                            Attn:  Mr. Luca Sacchi

                                            Telephone:  (212) 692-3130
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 599-5303

                                            SOCIETE GENERALE



                                            By/s/ Bruce Drossman
                                              ----------------------------------
                                               Title:  Vice President

                                            Initial Revolving Credit
                                            Committed Amount:      $12,000,000


                                            Commitment Percentage:  4%


                                            Address for Notices:

                                            1221 Avenue of the Americas
                                            New York, NY  10020
                                            Attn:  Mr. Bruce H. Drossman
                                                   Vice President

                                            Telephone:  (212) 278-6848
                                            Telex:  428802
                                              (Answerback:  SOCIEGEN)
                                            Telecopier:  (212) 278-7430

                                            with a copy to:

                                            1221 Avenue of the Americas
                                            New York, NY  10020
                                            Attn:  Ms. Theresa Van Dyne

                                            Telephone:  (212) 278-6855
                                            Telex:  428802
                                              (Answerback:  SOCIEGEN)
                                            Telecopier:  (212) 278-7430

                                            STANDARD CHARTERED BANK



                                            By/s/ David Godwin
                                              ----------------------------------
                                               Title:  Vice President

                                            Initial Revolving Credit
                                            Committed Amount:      $12,000,000


                                            Commitment Percentage:  4%


                                            Address for Notices:

                                            160 Water Street
                                            New York, NY  10038
                                            Attn:  Mr. David Godwin
                                                   Vice President

                                            Telephone:  (212) 612-0546
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 612-0225

                                            with a copy to:

                                            707 Wilshire Boulevard
                                            Los Angeles, CA  90017
                                            Attn:  Qustandi Shiber

                                            Telephone:  (213) 614-5037
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (213) 614-4270

                                            GULF INTERNATIONAL BANK, B.S.C.



                                            By/s/ Abdel-Fattah Tahoun
                                              ----------------------------------
                                               Title:  Senior Vice President

                                            By/s/ Thomas E. Fitzherbert
                                              ----------------------------------
                                               Title:  Vice President

                                            Initial Revolving Credit
                                            Committed Amount:      $9,000,000


                                            Commitment Percentage:  3%


                                            Address for Notices:

                                            380 Madison Avenue
                                            New York, NY  10017
                                            Attn:  Mr. Thomas E. Fitzherbert
                                                   Vice President

                                            Telephone:  (212) 922-2320
                                            Telex:
                                              (Answerback:                )
                                            Telecopier:  (212) 922-2339

                                                                   Exhibit A
                                                                       to
                                                                Credit Agreement




                           FOSTER WHEELER CORPORATION

                             Revolving Credit Note


$                                                      New York, New York
                                                                          , 1995
                                                       -------------------

                 FOR VALUE RECEIVED, the undersigned, FOSTER WHEELER CORPORATION, a New York corporation (the "Borrower"), promises to pay to the order of [NAME OF LENDER] (the "Lender") on or before the Revolving Credit Maturity Date, and at such earlier dates as may be required by the Agreement (as
defined below), the lesser of (i) the principal sum of            ($        ) or
(ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower from time to time pursuant to the Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

                 This Note is one of the "Revolving Credit Notes" as referred to in, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of September 20, 1995, by and among the Borrower, the Lenders parties thereto from time to time, Mellon Bank, N.A., as Funding Agent, and National Westminster Bank PLC, as Administrative Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

                 Except as otherwise set forth in the Agreement, the Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                 This Note shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to principles of choice of law.


                                                   FOSTER WHEELER CORPORATION


                                                   By
                                                     ---------------------------
                                                      Title:

                                                                    Exhibit B
                                                                        to
                                                                Credit Agreement





                  [Form of Competitive Bid Loan Quote Request]




                                                                          , 1995
                                                        ------------------

To:         Mellon Bank, N.A., as Funding Agent

From:       Foster Wheeler Corporation

Re:         Competitive Bid Loan Quote Request


                 Pursuant to Section 2.03(b) of the Revolving Credit Agreement dated as of September 20, 1995, by and among Foster Wheeler Corporation, the lenders parties thereto, Mellon Bank, N.A., as Funding Agent, and National Westminster Bank PLC, as Administrative Agent (as the same may from time to time be amended or modified, the "Agreement"), we hereby give notice that we request Competitive Bid Loan Quotes for the following proposed Competitive Bid Borrowing(s):


Borrowing       Principal                        Interest
  Date           Amount  (1)       Type(2)        Period (3)           Currency
---------       ---------          ----          --------              --------



                 Terms used herein have the meanings assigned to them in the Agreement.

-----------------
(1) Each amount must be a Dollar Equivalent Amount of $5,000,000 or a higher integral multiple of $1,000,000 (to the extent practical in the case of Eurocurrency Loans).

(2) Insert either "LIBOR-based Margin" (in the case of LIBOR-based Loans), "CD Rate Margin" (in the case of CD Rate Loans), "Base Rate Margin" (in the case of Base Rate Loans) or "Absolute Rate" (in the case of Absolute Rate Loans).


(3) Each Interest Period must be not less than seven days or more than 180 days.

                                                   FOSTER WHEELER CORPORATION



                                                   By:
                                                      --------------------------
                                                   Title:
                                                         -----------------------

                                                                    Exhibit C
                                                                        to
                                                                Credit Agreement





                      [Form of Competitive Bid Loan Quote]




Mellon Bank, N.A.,
  as Funding Agent
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258

Attention:
             --------------
                 Re:  Competitive Bid Loan Quote to
                      Foster Wheeler Corporation (the "Borrower")


                 This Competitive Bid Loan Quote is given in accordance with
Section 2.03(d) of the Revolving Credit Agreement dated as of September 20, 1995, by and among Foster Wheeler Corporation, a New York corporation (the "Borrower"), the lenders parties thereto, Mellon Bank, N.A., as Funding Agent, and National Westminster Bank PLC, as Administrative Agent (as the same may from time to time be amended or modified, the "Agreement"). Terms defined in the Agreement are used herein as defined therein.

                 In response to the Borrower's invitation dated _________, 19__, we hereby make the following Competitive Bid Loan Quote(s) on the following terms:

                 1.  Quoting Bank:

                 2.  Person to contact at Quoting Bank:

                 3. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Borrowing        Principal                    Interest
  Date   (1)      Amount  (2)       Type(3)    Period (4)    Rate(5)    Currency
  ----            ------            ----       ------        ----       --------



                 We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Agreement, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to Section 2.03(g) of the Agreement).

                                                Very truly yours,

                                                [LENDER]


Dated:                                          By:
                                                    ----------------------------
                                                    Authorized Officer

------------------

(1)      As specified in the related Competitive Bid Loan Quote Request.

(2) The principal amount bid for each Interest Period may not exceed the principal amount of Competitive Bid Loans requested. Bids must be made for a Dollar Equivalent Amount of at least $5,000,000 or a higher integral multiple of $1,000,000.

(3) Indicate "LIBOR-based Margin" (in the case of LIBOR-based Loans), "CD Rate Margin" (in the case of CD Rate Loans), "Base Rate Margin" (in the case of Base Rate Loans) or "Absolute Rate" (in the case of Absolute Rate Loans).

(4) Must be not less than seven days or more than 180 days, as specified in the related Competitive Bid Loan Quote Request.

(5) For a LIBOR-based Loan, specify margin over or under the LIBO-Rate determined for the applicable Interest Period. For a CD Rate Loan, specify margin over or under the CD Rate determined for the applicable Interest Period. For a Base Rate Loan, specify margin over or under the Base Rate determined for the applicable Interest Period. In each case, specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For an Absolute Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

                                                                    Exhibit C
                                                                        to
                                                                Credit Agreement


                         [Form of Competitive Bid Note]


                           FOSTER WHEELER CORPORATION


                                Promissory Note


$                                                                         , 1995
 ----------------                                           --------------

                  FOR VALUE RECEIVED, the undersigned, FOSTER WHEELER CORPORATION, a New York corporation (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender) on the Competitive Bid Loan Maturity Date of each Competitive Bid Loan made by the Lender to the Borrower pursuant to the Agreement described below, the lesser of (i) the principal sum of _______________________ Dollars ($__________) or (ii) the unpaid principal amount of all such Competitive Bid Loans made by the Lender maturing on such Competitive Bid Loan Maturity Date. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount of each such Competitive Bid Loan from time to time outstanding at the rate or rates per annum determined pursuant to Section 2.03 of, or as otherwise provided in, the Agreement, payable on the dates set forth in Sections 2.03(k) and 2.14 of, or as otherwise provided in, the Agreement.

                 This Competitive Bid Note is one of the "Competitive Bid Notes" referred to in, and is entitled to the benefits provided by, the Revolving Credit Agreement dated as of September 20, 1995, by and among the Borrower, the lenders parties thereto, Mellon Bank, N.A., as Funding Agent for the lenders, and National Westminster Bank PLC, as Administrative Agent for the lenders (as the same may from time to time be amended or modified, the "Agreement"). Said Agreement, among other things, contains provisions for acceleration of the maturity of Competitive Bid Loans evidenced hereby upon the happening of certain stated events, upon the terms and conditions therein specified. Terms defined in the Agreement shall have the same meanings herein.

                 Subject to the provisions of the Agreement, payments of both principal and interest shall be made at the office of Mellon Bank, N.A. located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, in lawful money of the United States of America in immediately available funds.

                 Except as otherwise set forth in the Agreement, the Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Competitive Bid Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                 This Competitive Bid Note shall be governed by and construed and enforced in accordance with the laws of the State of New York.


                                           FOSTER WHEELER CORPORATION


                                           By
                                              ----------------------------------

                                           Title
                                                 -------------------------------

                                                                    Exhibit E
                                                                        to
                                                                Credit Agreement





                           FOSTER WHEELER CORPORATION

                            Short Term Advance Note


$____________                                           New York, New York
                                                        __________________, 199_

                 FOR VALUE RECEIVED, the undersigned, FOSTER WHEELER CORPORATION, a New York corporation (the "Borrower"), promises to pay to the order of [NAME OF LENDER] (the "Lender") on or before the Revolving Credit Maturity Date, and at such earlier dates as may be required by the Agreement (as defined below), the lesser of (i) the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) or (ii) the aggregate unpaid principal amount of all Short Term Advances made by the Lender to the Borrower from time to time pursuant to the Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Agreement, payable on the dates set forth in the Agreement.

                 This Note is one of the "Short Term Advance Notes" as referred to in, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of September 20, 1995, by and among the Borrower, the Lenders parties thereto from time to time, Mellon Bank, N.A., as Funding Agent, and National Westminster Bank PLC, as Administrative Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"), which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

                 Except as otherwise set forth in the Agreement, the Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                 This Note shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to principles of choice of law.


                                                   FOSTER WHEELER CORPORATION


                                                   By
                                                     ---------------------------
                                                      Title:

                                                                    Exhibit F
                                                                        to
                                                                Credit Agreement

                        Quarterly Compliance Certificate


                 I have conducted a review of the terms and conditions of the Revolving Credit Agreement dated as of September 20, 1995, (the "Agreement"), the Notes and the other Loan Documents, and the financial statements of the Borrower. Defined terms used herein without definition are used as defined in the Agreement. Such review has not disclosed nor does the signer have any knowledge of the existence as of the date of this certificate of any condition or event which constitutes a Potential Default or Event of Default.

                 I further certify that all representations and warranties contained in the Agreement are true and correct in all material respects with the same effect as though such representations and warranties were made on the date of this certificate.

                 Attached are Schedules 1, 2 and 3 which are detailed calculations indicating compliance with the covenants contained in Sections 6.01, 6.02 and 6.03 of the Agreement as of the date of this certificate.




Date:                                        By:
                                                 -------------------------------

                                             Title:
                                                    ----------------------------

                                                                    Exhibit G
                                                                        to
                                                                Credit Agreement


                              TRANSFER SUPPLEMENT


                 THIS TRANSFER SUPPLEMENT, dated as of the date specified in
Item 1 of Schedule I hereto, among the Transferor Lender specified in Item 2 of
Schedule I hereto (the "Transferor Lender"), each Purchasing Lender specified in
Item 3 of Schedule I hereto (each a "Purchasing Lender"), Mellon Bank, N.A., as Funding Agent for the Lenders under the Revolving Credit Agreement described below and National Westminster Bank PLC, as Administrative Agent for the Lenders under the Credit Agreement described below.

                                   Recitals:

                 A. This Transfer Supplement is being executed and delivered in accordance with Section 9.14(c) of the Revolving Credit Agreement, dated as of September 20, 1995, by and among Foster Wheeler Corporation, a New York corporation (the "Borrower"), the Lenders parties thereto from time to time, Mellon Bank, N.A., a national banking association, Funding Agent for the Lenders and National Westminster Bank PLC, as Administrative Agent for the Lenders (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meaning specified in the Credit Agreement.

                 B. Each Purchasing Lender (if it is not already a Lender) wishes to become a Lender party to the Credit Agreement.

                 C. The Transferor Lender is selling and assigning to each Purchasing Lender, and each Purchasing Lender is purchasing and assuming, a certain portion of the Transferor Lender's rights and obligations under the Credit Agreement, including, without limitation, the Transferor Lender's Commitments and Loans owing to it and any Notes held by it (the "Transferor Lender's Interests").

                 NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                 1. Transfer Effective Notice. Upon receipt by the Administrative Agent of five counterparts of this Transfer Supplement (to each of which is attached a fully completed Schedule I and Schedule II), and each of which has been executed by the Transferor Lender, by each Purchasing Lender and by any other Person required by Section 9.14(c) of the Credit Agreement to execute this Transfer Supplement, the Administrative Agent will transmit to the Borrower, the Transferor Lender and each Purchasing Lender a transfer effective notice, substantially in the form of Schedule III to this Transfer Supplement (a "Transfer Effective Notice"). The date specified in such Transfer Effective Notice as the date on which the transfer effected by this Transfer Supplement shall become effective (the "Transfer Effective Date") shall be the fifth Business Day following the date of such Transfer Effective Notice or such other date as shall be agreed upon among the Transfer Lender, the Purchasing Lender, the Funding Agent, the Administrative Agent and the Borrower. From and after the Transfer Effective Date each Purchasing Lender (if not already a Lender party to the Credit Agreement) shall be a Lender party to the Credit Agreement for all purposes thereof having the respective interests in the Transferor Lender's interests reflected in this Transfer Supplement.

                 2. Purchase Price; Sale. At or before 12:00 Noon, local time at the Transferor Lender's office specified in Schedule III, on the Transfer Effective Date, each Purchasing Lender shall pay to the Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion being purchased by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the Transferor Lender's Interests. Effective upon receipt by the Transferor Lender of the Purchase Price from a Purchasing Lender, the Transferor Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty (express or implied) except as set forth in Section 6 hereof, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender such Purchasing Lender's Purchased Percentage of the Transferor Lender's Interests. The Transferor Lender shall promptly notify the Administrative Agent of the receipt of the Purchase Price from a Purchasing Lender ("Purchase Price Receipt Notice"). Upon receipt by the Administrative Agent of such Purchase Price Receipt Notice, the Administrative Agent shall record in the Register the information with respect to such sale and purchase as contemplated by Section 9.14(d) of the Credit Agreement.

                 3. Principal, Interest and Fees. All principal payments, interest, fees and other amounts that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Lender in respect of the Transferor Lender's Interests shall, instead, be payable to or for the account of the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective interests as reflected in this Transfer Supplement.

                 4. Closing Documents. Concurrently with the execution and delivery hereof, the Transferor Lender will request that the Borrower provide to each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Lender on the Closing Date in satisfaction of conditions precedent set forth in the Credit Agreement.

                 5. Further Assurances. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer Supplement.

                 6. Certain Representations and Agreements. By executing and delivering this Transfer Supplement, the Transferor Lender and each Purchasing Lender confirm to and agree with each other and the Administrative Agent, the Funding Agent and the Lenders as follows:

                 (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Credit Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with, the Credit Agreement or any other Loan Document, or
         (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time.

                 (b) The Transferor Lender makes no representation or warranty and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Credit Agreement or any other Loan Document on the part of the Borrower or any other Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Borrower or any other Person, or (iii) the existence of any Event of Default or Potential Default.

                 (c) Each Purchasing Lender confirms that it has received a copy of the Credit Agreement and each of the other Loan Documents, together with copies of the financial statements referred to in Section 3.06 thereof, the most recent financial statements delivered pursuant to
         Section 5.01 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Transfer Supplement. Each Purchasing Lender confirms that it has made such analysis and decision independently and without reliance upon the Administrative Agent, the Funding Agent, the Transferor Lender or any other Lender.

                 (d) Each Purchasing Lender, independently and without reliance upon the Administrative Agent, the Funding Agent, the Transferor Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, will make its own decisions to take or not take action under or in connection with the Credit Agreement or any other Loan Document.

                 (e) Each Purchasing Lender irrevocably appoints (i) the Administrative Agent to act as Administrative Agent for such Purchasing Lender under the Agreement and the other Loan Documents and (ii) the Funding Agent to act as Funding Agent for such Purchasing Lender under the Agreement and the other Loan Documents, all in accordance with
         Article VIII of the Credit Agreement and the other provisions of the Credit Agreement and the other Loan Documents.

                 (f) Each Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

                 7. Schedule II. Schedule II hereto sets forth the revised Commitments of the Transferor Lender and each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

                 8. Governing Law. This Transfer Supplement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to principles of choice of law.

                 9. Counterparts. This Transfer Supplement may be executed on any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                                 Schedule I
                                                                      to
                                                             Transfer Supplement


                         COMPLETION OF INFORMATION AND
                       SIGNATURES FOR TRANSFER SUPPLEMENT


Re: Revolving Credit Agreement, dated as of September 20, 1995, by and among Foster Wheeler Corporation, a New York corporation (the "Borrower"), the Lenders parties thereto from time to time, Mellon Bank N.A., a national banking association, as Funding Agent for the Lenders and National Westminster Bank PLC, as Administrative Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement")


Item 1        (Date of                                [Insert date of
              Assignment Supplement):                 Assignment Supplement]

Item 2        (Transferor Lender):                    [Insert name of Transferor
                                                      Lender]

Item 3        (Purchasing Lender[s]):                 [Insert name[s] of
                                                      Purchasing Lender[s]]

Item 4        (Signatures of Parties
              to Transfer Supplement):


                                                  [Name of Transferor Lender]
                                                -------------------------------,
                                                 as  Transferor Lender


                                                By:
                                                   -----------------------------
                                                   Title:


                                                  [Name of Purchasing Lender]
                                                -------------------------------,
                                                 as  Purchasing Lender


                                                By:
                                                   -----------------------------
                                                   Title:


                                                  [Name of Purchasing Lender]
                                                -------------------------------,
                                                 as  Purchasing Lender


                                                By:
                                                   -----------------------------
                                                   Title:

[Following two consents required
only when Purchasing Lender is not
already a Lender [or an Affiliate of
a Lender]]


CONSENTED TO AND ACKNOWLEDGED:

FOSTER WHEELER CORPORATION


By:
   ---------------------------
   Title:


NATIONAL WESTMINSTER BANK PLC,
as Administrative Agent


By:
   ---------------------------
   Title:


MELLON BANK, N.A., as Funding Agent


By:
   ---------------------------
   Title:


ACCEPTED FOR RECORDATION
  IN PURCHASING LENDER REGISTER:

NATIONAL WESTMINSTER BANK PLC,
as Administrative Agent


By:
   ---------------------------
   Title:

                                                                 Schedule II
                                                                      to
                                                             Transfer Supplement


                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITTED AMOUNTS


[Name of Transferor
  Lender]                  Revised Commitment and Loan Amounts:

                           Revolving Credit
                             Committed Amount                                $
                                                                              ----------

                           Additional Committed Amount                       $
                                                                              ----------

                           Short Term Advance Committed Amount               $
                                                                              ----------

                           Revised Commitment Percentage:
                                                                              ----------

[Name of Purchasing
  Lender]                  New Commitment and Loan Amounts:

                           Revolving Credit
                             Committed Amount                                $
                                                                              ----------

                           Additional Committed Amount                       $
                                                                              ----------

                           Short Term Advance Committed Amount               $
                                                                              ----------

                           New Commitment Percentage:
                                                                              ----------

Administrative Information
  for Purchasing Lender:

Address:
        ----------------------
        ----------------------

Attention:
          --------------------

Telephone:
          --------------------
Telex:
      ------------------------
  (Answerback:                )
              ----------------
Telecopier:
           -------------------

                                                                 Schedule III
                                                                      to
                                                             Transfer Supplement


                           Transfer Effective Notice


To:  [Insert Name of Borrower, Transferor
     Lender and each Purchasing Lender]


                 The undersigned, as Administrative Agent under the Revolving Credit Agreement, dated as of September 20, 1995, by and among Foster Wheeler Corporation, a New York corporation (the "Borrower"), the Lenders parties thereto from time to time, Mellon Bank N.A., a national banking association, as Funding Agent for the Lenders and National Westminster Bank PLC, as Administrative Agent for the Lenders (as amended, modified or supplemented from time to time, the "Credit Agreement"), acknowledges receipt of five executed counterparts of a completed Transfer Supplement, dated __________, 199_, from [name of Transferor Lender] to [name of each Purchasing Lender] (the "Transfer Supplement"). Terms defined in the Transfer Supplement are used herein as therein defined.

                 1. Pursuant to the Transfer Supplement, you are advised that the Transfer Effective Date will be __________, 199_. [Insert fifth Business Day following date of Transfer Effective Notice or other date agreed to among the Transferor Lender, the Purchasing Lender, the Administrative Agent, the Funding Agent and the Borrower.]

                 2. Pursuant to Section 9.14(c) of the Credit Agreement, the Transferor Lender has delivered to the Administrative Agent the Transferor Lender Notes.

                 3. Section 9.14(c) of the Credit Agreement provides that the Borrower is to deliver to the Administrative Agent on or before the Assignment Effective Date the following Notes, each dated the date of the Note it replaces.

                 [Describe each new Revolving Credit Note, Short Term Advance Note and Competitive Bid Note for Transferor Lender and Purchasing Lender as to date (as required by the Credit Agreement), principal amount and payee.]

                 4. The Transfer Supplement provides that each Purchasing Lender is to pay its Purchase Price to the Transferor Lender at or before 12:00 o'clock Noon, local time at the Transferor Lender's lending office specified in
Schedule II to the Transfer Supplement, on the Transfer Effective Date in immediately available funds.



                                       Very truly yours,

                                       NATIONAL WESTMINSTER BANK PLC, as
                                       Administrative Agent

                                       By:
                                          --------------------------------------
                                          Title:

                                                                  SCHEDULE 1.04


                           DESIGNATED SUBSIDIARIES


Foster Wheeler Limited (Canada)
Foster Wheeler Constructors, Inc.
Foster Wheeler Real Estate Development Corporation
FW Management Operations, Ltd.
Foster Wheeler Iberia S.A.
Foster Wheeler France, S.A.

                                                                  SCHEDULE 3.01

                               CORPORATE STATUS



                                                                         State of Incorporation
                                                                         ----------------------
1.    Borrower
       Foster Wheeler Corporation                                            New York


2.    Significant Subsidiaries
       Foster Wheeler Italiana, S.p.A.                                       Italy
       Foster Wheeler Limited                                                United Kingdom
       Foster Wheeler Power Systems, Inc.                                    Delaware
       Glitsch International, Inc.                                           Delaware
       Foster Wheeler USA Corporation                                        Delaware
       Foster Wheeler Energy Corporation                                     Delaware
       Foster Wheeler Energia SpA                                            Spain

3.    Special Purpose Subsidiaries
       Camden County Energy Recovery Corporation                             Delaware
       Foster Wheeler Bedminster, Inc.                                       Delaware
       Foster Wheeler Bridgewater, Inc.                                      Delaware
       Foster Wheeler Broome County, Inc.                                    Delaware
       Foster Wheeler Camden County, Inc.                                    Delaware
       Foster Wheeler Charleston Resource Recovery, Inc.                     Delaware
       Foster Wheeler Hudson Falls, Inc.                                     Delaware
       Foster Wheeler Mt. Carmel, Inc.                                       Delaware
       Foster Wheeler Martinez, Inc.                                         Delaware
       Foster Wheeler Passaic, Inc.                                          Delaware
       La Societe d'Energie Foster Wheeler Ltd.                              Canada
       Foster Wheeler Penn Resources                                         Delaware
       Foster Wheeler Twin Cities                                            Delaware
       Foster Wheeler Robbins, Inc.                                          Delaware
       Foster Wheeler Facilities                                             Delaware
         Management Delaware, Inc.
       FWPS Specialty Products, Inc.                                         Delaware
       Foster Wheeler Illinois, Inc.                                         Delaware
       Foster Wheeler Wood Resources, Inc.                                   Delaware
       Chapleau Co-Generation Ltd.                                           Canada

                                                                   SCHEDULE 3.02


                                AUTHORIZATIONS


                                     None

                                                                  SCHEDULE 3.07


                                  INDEBTEDNESS


BANK LOANS
Foster Wheeler Corporation
Revolving Credit Agreement                                          $130,000,000
Short Term Credit Agreement                                           30,000,000

  Uncommitted Lines of Credit                 $15,000,000
  Banco Nationale Del Lavoro                   20,000,000
  Gulf International Bank                      10,000,000             45,000,000
                                              -----------           ------------
                                                                    $205,000,000
                                                                    ------------
Foster Wheeler Italiana SpA
    Banco Commerciale Italiana                 $2,640,559
    Banco Nationale Del Lavoro                  1,265,231
    Credito Italiano                            1,341,538
    Instituto Bancario San Paolo Torino         1,677,538
    Re: Foreign Exchange Hedging
    Banca Commericale Italiana                  1,119,407
    Instituto Bancario San Paolo Torino         9,566,850             17,611,123
                                              -----------           ------------
Foster Wheeler Limited (Canada)
    ABN-AMRO Bank (Can$)                        4,187,647
    Canadian Imperial Bank of
      Commerce (Can$)                           5,580,750
    The Toronto Dominion Bank (Can$)            4,400,241
                              (US$)             4,000,000             18,168,638
                                              -----------           ------------
Foster Wheeler Energia, S.A.
    Banesto (Pta)                               4,170,087
    National Westminster Bank (Pta)             2,424,291              6,594,378
                                              -----------           ------------
Glitsch International
    Credit Lyonnais (FFR)                         481,233
    Banque Francaise Du Commerce
      Exteriur (FFR)                              125,259
    Societe Generale (CZC)                        370,600
    Societe Generale (FFR)                        631,975
    Deutsche Bank (DEM)                           102,285              1,711,352
                                              -----------           ------------
Foster Wheeler Power Systems
    Bank of Montreal                                                  11,161,500
                                                                    ------------
TOTAL BANK LOANS                                                    $260,246,991
                                                                    ============

                                                               SCHEDULE 3.11


                            SIGNIFICANT SUBSIDIARIES

Glitsch International, Inc.                                             100%
Foster Wheeler Italiana S.p.A.                                          100%
Foster Wheeler Ltd. (U.K.)                                              100%
Foster Wheeler Power Systems, Inc.                                      100%
Camden County Energy Recovery Corporation                               100%
Foster Wheeler USA Corporation                                          100%
Foster Wheeler Energy Corporation                                       100%
Foster Wheeler Energia SpA                                              100%
Foster Wheeler Bedminster, Inc.                                         100%
Foster Wheeler Bridgewater, Inc.                                        100%
Foster Wheeler Broome County, Inc.                                      100%
Foster Wheeler Camden County, Inc.                                      100%
Foster Wheeler Charleston Resource Recovery, Inc.                       100%
Foster Wheeler Hudson Falls, Inc.                                       100%
Foster Wheeler Martinez, Inc.                                           100%
Foster Wheeler Mt. Carmel, Inc.                                         100%
Foster Wheeler Passaic, Inc.                                            100%
La Societe d'Energie Foster Wheeler Ltd.                                100%
Foster Wheeler Penn Resources, Inc.                                     100%
Foster Wheeler Twin Cities, Inc.                                        100%
Foster Wheeler Robbins, Inc.                                            100%
Foster Wheeler Facilities Management
  Delaware, Inc.                                                        100%
Foster Wheeler Illinois, Inc.                                           100%
Foster Wheeler Wood Resources, Inc.                                     100%
Chapleau Co-Generation Ltd.                                             100%

                                                               SCHEDULE 3.12


                             PARTNERSHIP INTERESTS


                                                              FOSTER WHEELER
                                                            PERCENTAGE INTEREST
Adirondack Resource Recovery Associates                             80%
Crossroads Business Center Associates                               50%
Camden County Energy Recovery Associates                           100%
Fiat Avio-Foster Wheeler per I'Energia SpA                          40%
Foster Wheeler Crossroads Limited Partnership                      100%
Foster Wheeler Somerset Limited Partnership                        100%
Martinez Cogen Limited Partnership                                  50%
Somerset Corporate Center Associates                                50%
Cogeneradora Petropower Limitada                                    85%
Robbins Resource Recovery Partners L.P.                            100%
Foster Wheeler Greenhouses, L.P.                                   100%
Foster Wheeler Coque Verde, L.P.                                   100%
Compania De Hidrogeno De Concepcion Ltde                           100%
Foster Wheeler Power Machinery Company, Ltd.                        52%
Foster Wheeler Wood Group Holding Ltd.                              49%
Foster Wheeler Petroleum Development & Associates Ltd               49%
Foster Wheeler (Nigeria) Ltd                                        60%
Foster Wheeler Babcock (Pty) Ltd.                                   50%
Sorco AS                                                            44.4%
Project Management Holdings Ltd                                     25%
Fibrowatt Ltd                                                       20%


                                                               SCHEDULE 3.21

                             ENVIRONMENTAL MATTERS


3.21(a)    Requirements of Law
           None

3.21(b)    Environmental Permits
           None

3.21(c)    Continuation of Requirements of Law and Environmental Permits
           None

3.21(e)    Notice of Claims Etc.
           None

3.21(f)    Government Notices of Any Liens
           None

GUARANTEES
Foster Wheeler Corporation on Behalf of:
        Foster Wheeler Robbins                  18,142,000
        Foster Wheeler Crossroads-Bedminster     2,750,000
        Somerset Corporate Center-Bridgewater    6,444,000
        Foster Wheeler Andina                    2,000,000
        Centro Energia                           7,180,000      36,516,000
                                                ----------      ----------

Glitsch International
        Glitsch Japan ((Y)147,000,000)                           1,434,146

        TOTAL GUARANTEES                                        37,950,146
                                                                ----------


LONG TERM DEBT

Foster Wheeler Corporation

8.58% Unsecured Promissory Notes
Due 10/1/98                                                     88,000,000
                                                               -----------

Special Purpose Project Debt

Foster Wheeler Martinez, Inc.
Collateralized note payable, interest varies
based on one of several money market rates,
(1994 Year end rate 4%) due semiannually
January 31, 1989 through July 20, 2006            56,886,660
                                                 -----------

Foster Wheeler Mt. Carmel, Inc.
Floating/Fixed rate Resource Recovery Revenue
Bonds, interest varies based on tax-exempt
money market rates, due semiannually               3,104,221
August 1, 1990 through February 1, 1996           48,552,334
                                                 -----------

Foster Wheeler Hudson Falls, Inc.
Resource Recovery Revenue Bonds, interest 7.90%
to 10.00%, due annually December 15, 1995
through 2012                                      75,804,987
                                                 -----------

Camden County Energy Recovery Associates
Solid Waste Disposal and Resource
Recovery System revenue Bonds, interest
at fixed rates between 7.125% and 7.50%
due annually December 1, 1999 through
December 1, 2010                                 120,150,000
                                                 -----------

TOTAL PROJECT DEBT                                             301,393,981
                                                               -----------

Other Long Term Debt

Glitsch International
      Medio Credito Di Roma                          354,403
      EfiBanca                                     1,213,283     1,567,686
                                                 -----------   -----------

Foster Wheeler Italiana
      Government of Italy Ministry of Industry                     492,308
                                                               -----------

TOTAL LONG TERM DEBT                                           391,453,975
                                                               -----------


                                                                   SCHEDULE 6.02


                                     LIENS

I       Foster Wheeler Italiana
         Banca Commerciale Italiana           $ 1,119,407      Pledge Securities
         Instituto Bancario San Paolo Torino    9,566,850      Pledge Securities
                                                ---------
                                               10,686,257
                                                ---------

II      Foster Wheeler Energia
         Banesto                              $ 4,170,087      Receivables
         National Westminster                   2,424,291      Receivables
                                                ---------
                                                6,594,378
                                                ---------

        TOTAL LIENS                                           $17,280,635
                                                              ===========
